As filed with the Securities and Exchange Commission on April 26, 2002
Registration No. 333-86806

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Amendment No. 1

to
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PULTE HOMES, INC.*

(Exact name of Registrant as specified in its charter)

Michigan	38-2766606
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

33 Bloomfield Hills Parkway, Suite 200

Bloomfield Hills, Michigan 48304
(248) 647-2750
(Address, including zip code, and telephone number, including area code, of Registrant’s and Additional Registrants’ principal executive offices)

John R. Stoller, Esq.

Senior Vice President, General Counsel and Secretary, Pulte Homes, Inc.
33 Bloomfield Hills Parkway
Bloomfield Hills, Michigan 48304
(248) 647-2750
(Name and address, including zip code, and telephone number, including area code, of agent for service for Registrant and Additional Registrants)

Copy to:

David Foltyn, Esq.

Honigman Miller Schwartz and Cohn
2290 First National Building
Detroit, Michigan 48226
(313) 465-7380

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

     Pursuant to Rule 429 under the Securities Act, this Registration Statement shall act as a post-effective amendment of the registration statement on Form S-3 (No. 333-54978).

     The Registrant and Additional Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*	Information regarding additional registrants (“Additional Registrants”) is contained in the Table of Additional Registrants on the following page.

TABLE OF ADDITIONAL REGISTRANTS

I.R.S.
Employer
Exact Names of Subsidiary Guarantor Registrants	State of	Identification
as Specified in their Respective Charters	Organization	Number

Abacoa Homes, Inc.	Florida	65-0743442
American Title of the Palm Beaches Corporation	Michigan	38-3420070
Anthem Arizona L.L.C.	Arizona	86-0843863	*
Asset Five Corp.	Arizona	86-0742415
Asset Seven Corp.	Arizona	86-0956768
Bellasera Corp.	Arizona	86-0843863
Carr’s Grant, L.L.C.	Maryland	52-2126236
Del E. Webb Development Co., L.P.	Delaware	86-0530143
Del E. Webb Foothills Corporation	Arizona	87-0432667
Del Webb California Corp.	Arizona	86-6050554
Del Webb Communities, Inc.	Arizona	86-0530275
Del Webb Corporation	Delaware	86-0077724
Del Webb Golf Corp.	Arizona	86-0953312
Del Webb Home Construction, Inc.	Arizona	86-0627221
Del Webb Limited Holding Co.	Arizona	86-0811322
Del Webb Southwest Co.	Arizona	86-0811323
Del Webb Texas Limited Partnership	Arizona	86-0811318
Del Webb’s Coventry Homes Construction Co.	Arizona	86-0523039
Del Webb’s Coventry Homes, Inc.	Arizona	86-0540127
Del Webb’s Coventry Homes of Nevada, Inc.	Arizona	86-0760396
Del Webb’s Spruce Creek Communities, Inc.	Arizona	86-0843862
Del Webb’s Sunflower of Tucson, Inc.	Arizona	86-0859122
Devtex Land, L.P.	Texas	76-0567426
DiVosta and Company, Inc.	Florida	59-0920753
DiVosta Building Corporation	Florida	65-0355867
DiVosta Homes, Inc.	Florida	65-0688300
Florida Building Products, Inc.	Florida	59-2519121
Florida Club Homes, Inc.	Florida	65-0738972
Hammock Reserve Development Company	Florida	65-0663601
Harrison Hills, LLC	Maryland	52-2176116
Island Walk Development Company	Florida	65-0663645
Mountain View Two, LLC	Arizona	86-0077724	**
New Mexico Asset Corporation	Arizona	86-0803237
New Mexico Asset Limited Partnership	Arizona	86-0797014
One Willowbrook, L.L.C.	Maryland	04-3252769
PB Venture L.L.C.	Michigan	38-3421298
PBW Corporation	Michigan	38-3218818
PC/ BRE Development L.L.C.	Delaware	86-0910230
PC/ BRE Springfield L.L.C.	Delaware	86-0910227
PC/ BRE Venture L.L.C.	Delaware	86-0910231
PC/ BRE Whitney Oaks L.L.C.	Delaware	86-0911332
PC/ BRE Winfield L.L.C.	Delaware	86-0910232
PC/ Palm Beach, Inc.	Michigan	38-3456935
PH1 Corporation	Michigan	38-3626161

i

I.R.S.
Employer
Exact Names of Subsidiary Guarantor Registrants	State of	Identification
as Specified in their Respective Charters	Organization	Number

PH2 Corporation	Michigan	38-3626163
PN I, Inc.	Nevada	38-3365526
PN II, Inc.	Nevada	38-3365528
Pulte Communities NJ, Limited Partnership	Michigan	38-3567884
Pulte Development Corporation	Michigan	38-2774526
Pulte Home Corporation	Michigan	38-1545089
Pulte Home Corporation of New England	Michigan	04-3228754
Pulte Home Corporation of the Delaware Valley	Michigan	52-1872230
Pulte Homes of Greater Kansas City, Inc.	Michigan	75-2522882
Pulte Homes of Michigan Corporation	Michigan	38-1877637
Pulte Homes of Michigan I Limited Partnership	Michigan	38-3575570
Pulte Homes of Minnesota Corporation	Minnesota	31-1288425
Pulte Homes of New York, Inc.	Michigan	38-3576363
Pulte Homes of NJ, Limited Partnership	Michigan	38-3566768
Pulte Homes of Ohio Corporation	Ohio	38-3027572
Pulte Homes of PA, Limited Partnership	Michigan	38-3566766
Pulte Homes of South Carolina, Inc.	Michigan	38-3249317
Pulte Homes of Texas, L.P.	Texas	75-2720127
Pulte Homes Tennessee Limited Partnership	Nevada	38-3412151
Pulte-IN Corp.	Michigan	38-3328533
Pulte Land Company, LLC	Michigan	38-3500432
Pulte Land Development Corporation	Michigan	38-3306253
Pulte Lifestyle Communities, Inc.	Michigan	38-3214013
Pulte Michigan Holdings Corporation	Michigan	38-3575564
Pulte Michigan Services, LLC	Michigan	38-3498515
Pulte Payroll Corporation	Michigan	31-1354336
Radnor Homes, Inc.	Michigan	38-3412149
Riverwalk of the Palm Beaches Development Company, Inc.	Florida	65-0496407
RN Acquisition 2 Corp.	Nevada	38-3412154
Sean/ Christopher Homes, Inc.	Michigan	35-1905547
Spruce Creek South Utilities, Inc.	Florida	59-2995013
Terravita Corp.	Arizona	86-0739200
Terravita Home Construction Co.	Arizona	86-0194910
Village Walk Development Company, Inc.	Florida	65-0472159
Wil Corporation	Michigan	38-3218819
Wilben, LLLP	Maryland	52-1619362

  * uses the E.I.N. of Bellasera Corp.

** uses the E.I.N. of Del Webb Corporation

ii

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. We will provide additional terms of our securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities unless accompanied by a prospectus supplement.

SUBJECT TO COMPLETION, DATED APRIL 26, 2002

PROSPECTUS

$1,000,000,000

Pulte Homes, Inc.

Senior Debt Securities

Subordinated Debt Securities
Common Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units
PH Trust I
PH Trust II
Trust Preferred Securities

Fully and Unconditionally Guaranteed,

as Described Herein, by Pulte Homes, Inc. and its subsidiaries

     We may offer from time to time:

•	senior debt securities (consisting of debentures, notes and/or other evidences of senior unsecured indebtedness);

•	subordinated debt securities (together with the senior debt securities, the “Debt Securities”);

•	common stock;

•	warrants;

•	stock purchase contracts;

•	stock purchase units; and

•	trust preferred securities.

     We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities. We may sell the securities, or we may distribute them through underwriters or dealers. In addition, the underwriters may overallot a portion of the securities.

     Our Common Stock is traded on the New York Stock Exchange under the trading symbol “PHM.”

     See “A Warning About Forward Looking Statements” on page 6 for information you should consider before buying these securities.

     These Securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2002

      You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. This document may only be used where it is legal to sell these securities. You should only assume that the information in this prospectus or in any prospectus supplement is accurate as of the date on the front of the document. Our business, financial condition, results of operations and prospects may have changed since that date.

      Each reference in this prospectus to “Pulte,” “we,” “our” or “us” means Pulte Homes, Inc. and its consolidated subsidiaries, unless the context requires otherwise.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may offer any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1.0 billion. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

      We have not included separate financial statements of the trusts in this prospectus. We do not consider that such financial statements are material to holders of the trust preferred securities because:

•	each trust is a newly created special purpose entity;

•	neither trust has any operating history or independent operations; and

•	neither trust is engaged in, nor will it engage in, any activity other than issuing trust preferred and trust common securities, investing in and holding our Debt Securities and engaging in related activities.

      Furthermore, the combination of our obligations under the Debt Securities, the associated indentures, the declarations of trust and the guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. In addition, we do not expect that the trusts will file reports with the SEC under the Securities Exchange Act of 1934.

PULTE HOMES

      We are a publicly held holding company whose subsidiaries engage in the homebuilding and financial services businesses. We have three reportable business segments: homebuilding, financial services and corporate.

      The homebuilding segment of our operations consists of two business units: domestic homebuilding and international homebuilding. Through Pulte Home Corporation, Del Webb Corporation and our other homebuilding subsidiaries in the United States, we acquire land, develop communities and build and sell a wide variety of homes, including detached units, townhouses, condominium apartments and duplexes, all primarily sold for use as principal residences. Our homes are targeted to first-time, move-up, semi-custom and active adult home buyers (a growing demographic group in their pre-retirement and retirement years). As of December 31, 2001, our domestic operations offered homes for sale in 440 communities in 43 markets and 25 states at prices ranging from $75,000 to over $1,200,000 (sales prices of homes offered for sale in the majority of our communities fall within the range of $150,000 to $450,000), with a 2001 average unit selling price of $225,000. Our international homebuilding subsidiaries engage in residential land development and homebuilding in Mexico, Puerto Rico and Argentina, primarily through subsidiaries of Pulte International Corporation.

      Through Pulte Mortgage Corporation, we also provide mortgage financing services, primarily to buyers of our homes.

      Our homebuilding strategy in the United States is focused on the continued development of the Pulte consumer and value-based brand. Our goal is to create a wide array of well-located, quality-built residential housing communities for homebuyers to provide repeat sales opportunities as they transition from first-time, move-up, semi-custom and ultimately to active adult buyers. We believe our July 31, 2001 merger with Del Webb Corporation strengthens our position in the high growth, active adult market. Our extensive pre-construction market research and analysis enables us to understand what our homebuyers desire. We then specifically develop our communities and products to that well-defined homebuyer profile. Our commitment to research and development is focused on the continuous improvement of construction and land development techniques, which allows us to provide high levels of quality and value in our homes and communities. Our Pulte Preferred Partnership (P3) program was initiated with a goal toward developing long-term relationships with premier contractors and suppliers to maximize execution of our development and building plans. In addition, we believe that our well-capitalized financial structure combined with our high level of production volume allow us to negotiate favorable material and supply purchasing agreements on a national and/or regional basis to minimize our costs of production. Finally, our mortgage financing subsidiaries have continued to automate operations to (a) enhance customer service, (b) facilitate the sales process and (c) reduce mortgage origination production costs to maximize profitability. We believe the Del Webb merger facilitates implementation of these goals and we will continue to evaluate available strategic acquisition opportunities that coincide with our long range goals.

      Our executive offices are located at 33 Bloomfield Hills Parkway, Suite 200, Bloomfield Hills, Michigan 48304, and our telephone number is (248) 647-2750.

THE TRUSTS

      PH Trust I and PH Trust II are subsidiaries of Pulte Homes, Inc. They exist for the purpose of issuing trust preferred securities.

      Each of the trusts is created under the Delaware Business Trust Act and will be governed by a declaration of trust (as it may be amended from time to time) among the trustees of each trust and Pulte. Each declaration will be qualified under the Trust Indenture Act of 1939.

Each trust will exist primarily for the purposes of:

•	issuing its trust preferred and trust common securities;

•	investing the proceeds from the sale of its securities in our debt securities; and

•	engaging in only such other activities as are necessary or incidental to issuing its securities and purchasing and holding our debt securities.

      When a trust issues its trust preferred securities, the holders of the trust preferred securities will own all of the issued and outstanding trust preferred securities of the trust. We will acquire all of the issued and outstanding trust common securities of each trust, representing an undivided beneficial interest in the assets of each trust of at least 3%.

      The number of trustees of each trust will initially be three. One of the trustees will be a Pulte officer or other employee. The second trustee will be Bank One Trust Company, National Association which will serve as the property trustee under the declaration of trust for purposes of the Trust Indenture Act of 1939. The third trustee will be Bank One Delaware, Inc., which has its principal place of business in the State of Delaware.

      Bank One Trust Company, National Association acting in its capacity as guarantee trustee, will hold for your benefit a trust preferred securities guarantee, which will be separately qualified under the Trust Indenture Act of 1939.

      Unless otherwise provided in the applicable prospectus supplement, because we will own all of the trust common securities of each trust, we will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees. In most cases, there will be at least three trustees. We will describe the term of a trust in the applicable prospectus supplement, but may dissolve earlier as provided in the applicable declaration of trust.

      The rights of the holders of the trust preferred securities of a trust, including economic rights, rights to information and voting rights, and the duties and obligations of the trustees of a trust, will be contained in and governed by the declaration of that trust (as it may be amended from time to time), the Delaware Business Trust Act and the Trust Indenture Act of 1939.

      The address of the principal office of each trust is 33 Bloomfield Hills Parkway, Suite 200, Bloomfield Hills, MI 48304, and the telephone number of each trust at that address is (248) 647-2750.

RISK FACTORS

      An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the risk factors in the prospectus supplement when determining whether or not to purchase the securities offered under this prospectus and the prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports and other information with the SEC. The registration statement and these other SEC filings are available to you at the SEC’s website at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference rooms in Washington, D.C. at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the SEC’s regional office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You also may inspect our SEC filings at the New York Stock Exchange, the exchange on which our Common Stock is listed, at 20 Broad Street, 7th Floor, New York, NY 10005.

      This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its website.

      The SEC allows us to “incorporate by reference” information in documents that we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference the following documents into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2001;

•	our Current Reports on Form 8-K filed on February 25, 2002 and April 26, 2002; and

•	the description of our Common Stock contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on May 17, 1983, Item 4 of our Registration Statement on Form 8-B filed with the SEC on May 16, 1985 and Item 4 of our Registration Statement on Form 8-B filed with the SEC on December 18, 1987, each pursuant to Section 12 of the Exchange Act.

      Information that we file later with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act will automatically update and supersede the previously filed information. You may request copies of these filings at no cost, by writing or telephoning us at the following address:

Investor Relations

Pulte Homes, Inc.
33 Bloomfield Hills Parkway, Suite 200
Bloomfield Hills, Michigan 48304
(248) 647-2750
Telecopy: (248) 433-4543
Attn: James Zeumer

      You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make any representations other than as contained in this prospectus or in any prospectus supplement. We are not making any offer of these securities in any state where the offer is not permitted.

      We maintain a website at http://www.pulte.com. Our website and the information at that site, or connected to that site, is not incorporated into this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

      Statements contained or incorporated by reference in this prospectus and the accompanying prospectus supplement that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate” or similar expressions signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. For these reasons, we caution you not to place undue reliance on our forward-looking statements. The risks and uncertainties so identified are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect us. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations. These possible risks and uncertainties include the following:

•	general economic conditions including tax rates, interest rates and shifts in demand for new homes;

•	exposure to certain market risks and the cyclical and seasonal nature of our businesses;

•	adverse weather;

•	changes in property taxes and energy costs;

•	availability of incremental and/or replacement financing;

•	changes in federal income tax laws and federal mortgage financing programs;

•	governmental regulation;

•	changes in governmental and public policy;

•	changes in economic conditions specific to any one or more of our markets and businesses;

•	competition;

•	availability of raw materials and skilled labor;

•	environmental matters;

•	issues and timing surrounding land entitlement and development;

•	unexpected operations difficulties; and

•	our ability to integrate the recently acquired business operations of Del Webb Corporation, including Del Webb’s activities, management and corporate culture, with our own, and our ability to develop and manage large-scale active adult communities which differ from our historical homebuilding business.

      We refer to the documents identified above under “Where You Can Find More Information” for a discussion of these factors and their effects on our business.

USE OF PROCEEDS

      Except as otherwise provided in the related prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include:

•	repayments or refinancing of debt;

•	working capital;

•	capital expenditures;

•	acquisitions; and

•	repurchase or redemption of securities including our Common Stock.

ACCOUNTING TREATMENT RELATING TO TRUST SECURITIES

      The accounting treatment relating to the trust securities will be set forth in the applicable prospectus supplement. Our financial statements will include a footnote that discloses, among other things, that the assets of the trust consist of our debt securities and will specify the designation, principal amount, interest rate and maturity date of the debt securities.

RATIO OF EARNINGS TO FIXED CHARGES

      The following table shows our ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Year Ended December 31,

	2001		2000	1999	1998	1997

Ratio of earnings to fixed charges(a)	4.16	(b)	5.29	5.08	3.69	2.46

(a)	The ratios of earnings to fixed charges set forth above are computed on a total enterprise basis, except for our discontinued thrift operations, which are excluded. Fixed charges include interest incurred and a portion of rent expense, which represents the estimated interest factor and amortization of debt expense.

(b)	Calculations for 2001 include the operations of Del Webb since the July 31, 2001 merger.

THE OFFERING

Debt Securities

      We may issue our debt securities to the trust from time to time. These debt securities may be distributed to holders of the trust preferred securities if and when a trust is dissolved. The debt securities will be unsecured, and can be either pari passu with or subordinate and junior in right of payment to our senior debt. We will indicate the type of debt securities to be issued in a prospectus supplement.

Guarantee

      We and certain of our subsidiaries will guarantee the trusts’ payment obligations on the trust preferred securities as described in a prospectus supplement. We will provide the specific terms of the guarantee in a prospectus supplement.

Stock Purchase Contracts

      We may issue stock purchase contracts obligating holders to purchase from us a specified number of shares of common stock in the future. We may issue stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase common stock under the stock purchase contracts. We will provide the specific terms of the stock purchase contracts and stock purchase units in a prospectus supplement.

Trust Preferred Securities

      The trust may offer from time to time trust preferred securities representing undivided beneficial interests in the assets of the issuing trust. The trusts will use the proceeds from the sale of their trust preferred securities to purchase our debt securities.

DESCRIPTION OF DEBT SECURITIES

      We describe in this section the general terms that will apply to any particular series of Debt Securities that we may offer by this prospectus and an applicable prospectus supplement in the future. When we issue a particular series, we will describe in the applicable prospectus supplement that relates to the series (a) the specific terms of the securities, and (b) the extent to which the general terms described in this section apply to the securities of that series.

      Any Debt Securities that we offer will be our direct unsecured general obligations. These Debt Securities may be senior debt securities, subordinated debt securities or other types of debt securities and will be issued under one or more separate indentures between us and one or more banks or trust companies, as trustee. A Debt Security is considered “senior” or “subordinated” depending on how it ranks in relation to our other debts. Senior debt securities will generally rank equal to other senior debt securities or unsubordinated debt. Holders of our subordinated debt securities will only be entitled to payment after we pay our senior debts, including our senior debt securities.

      We have summarized the material provisions of the indentures in this section, but this is only a summary. The indentures have been filed with the SEC and are incorporated by reference. See “Where You Can Find More Information.” Our discussion of indenture provisions is not complete, therefore, and you should read the indentures for a more complete understanding of the provisions we describe. You should also read the indentures for provisions that may be important to you. You should review the applicable indenture for additional information before you buy any Debt Securities. Capitalized terms used in the following summary have the meanings specified in the indentures unless otherwise defined below.

General

      The Debt Securities will be our direct unsecured general obligations. If provided in a prospectus supplement, each of the Guarantors (as defined below) will guarantee our obligations under the Debt Securities on terms set forth in the prospectus supplement, subject to such guarantee not constituting or resulting in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, in which case the liability of the Guarantor under its guarantee will be reduced to the maximum amount, after giving effect to all other contingent and fixed liabilities of such Guarantor, permissible under applicable fraudulent conveyance or similar law. The Guarantors will consist of some or all of Abacoa Homes, Inc.; American Title of the Palm Beaches Corporation; Anthem Arizona L.L.C.; Asset Five Corp.; Asset Seven Corp.; Bellasera Corp.; Carr’s Grant, L.L.C.; Del E. Webb Development Co., L.P.; Del E. Webb Foothills Corporation; Del Webb California Corp.; Del Webb Communities, Inc.; Del Webb Corporation; Del Webb Golf Corp.; Del Webb Home Construction, Inc.; Del Webb Limited Holding Co.; Del Webb Southwest Co.; Del Webb Texas Limited Partnership; Del Webb’s Coventry Homes Construction Co.; Del Webb’s Coventry Homes, Inc.; Del Webb’s Coventry Homes of Nevada, Inc.; Del Webb’s Spruce Creek Communities, Inc.; Del Webb’s Sunflower of Tucson, Inc.; Devtex Land, L.P.; DiVosta and Company, Inc.; DiVosta Building Corporation; DiVosta Homes, Inc.; Florida Building Products, Inc.; Florida Club Homes, Inc.; Hammock Reserve Development Company; Harrison Hills, LLC; Island Walk Development Company; Mountain View Two, LLC; New Mexico Asset Corporation; New Mexico Asset Limited Partnership; One Willowbrook, L.L.C.; PB Venture L.L.C.; PBW Corporation; PC/BRE Development L.L.C.; PC/BRE Springfield L.L.C.; PC/BRE Venture L.L.C.; PC/BRE Whitney Oaks L.L.C.; PC/BRE Winfield L.L.C.; PC/Palm Beach, Inc.; PH1 Corporation; PH2 Corporation;

PN I, Inc.; PN II, Inc.; Pulte Communities NJ, Limited Partnership; Pulte Development Corporation; Pulte Home Corporation; Pulte Home Corporation of New England; Pulte Home Corporation of the Delaware Valley; Pulte Homes of Greater Kansas City, Inc.; Pulte Homes of Michigan Corporation; Pulte Homes of Michigan I Limited Partnership; Pulte Homes of Minnesota Corporation; Pulte Homes of New York, Inc.; Pulte Homes of NJ, Limited Partnership; Pulte Homes of Ohio Corporation; Pulte Homes of PA, Limited Partnership; Pulte Homes of South Carolina, Inc.; Pulte Homes of Texas, L.P.; Pulte Homes Tennessee Limited Partnership; Pulte-IN Corp.; Pulte Land Company, LLC; Pulte Land Development Corporation; Pulte Lifestyle Communities, Inc.; Pulte Michigan Holdings Corporation; Pulte Michigan Services, LLC; Pulte Payroll Corporation; Radnor Homes, Inc.; RiverWalk of the Palm Beaches Development Company, Inc.; RN Acquisition 2 Corp.; Sean/ Christopher Homes, Inc.; Spruce Creek South Utilities, Inc.; Terravita Corp.; Terravita Home Construction Co.; Village Walk Development Company, Inc.; Wil Corporation and Wilben, LLLP.

      Our operations are conducted through our subsidiaries and, therefore, we are primarily dependent on the earnings and cash flows of our subsidiaries to meet our debt service obligations. Except as described below with regard to certain Del Webb senior subordinated notes, there currently are no restrictions on the ability of our subsidiaries (including the subsidiaries that are not Guarantors) to provide funds to use to meet our debt service obligations.

      The indentures relating to Del Webb’s senior subordinated notes contain “restricted payment” covenants which restrict the ability of Del Webb and its subsidiaries, certain of which have or will become Guarantors, to make dividend payments distributions and other restricted payments. This limits the ability of Del Webb to transfer funds to us in order to enable us to meet our debt service obligations. As of December 31, 2001, there was a $351 million aggregate principal amount of Del Webb senior subordinated notes outstanding. Del Webb has the right to redeem all of its outstanding senior subordinated notes prior to maturity, at its option, at varying prepayment premiums.

      Any right of ours or our creditors to participate in the assets of our subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary’s creditors, including trade creditors. Accordingly, the Debt Securities issued will also be effectively subordinated to the creditors of our subsidiaries. The Debt Securities will, if provided in a prospectus supplement, have the benefit of guarantees from the Guarantors. The Guarantors are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Debt Securities or to make any funds available for the Debt Securities, whether by dividends, loans or other payments, other than as expressly provided in the guarantees. The payment of dividends or the making of loans and advances by our subsidiaries to us are subject to contractual, statutory and regulatory restrictions, contingent upon the earnings of those subsidiaries and are subject to various business considerations.

      A prospectus supplement and a supplemental indenture relating to any series of Debt Securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Debt Securities will be issuable;

•	the title, series, type and amount of the Debt Securities;

•	the total principal amount and priority of the Debt Securities;

•	the percentage of the principal amount at which the Debt Securities will be issued and any payments due if the maturity of the Debt Securities is accelerated;

•	the dates on which the principal of the Debt Securities will be payable;

•	the interest rate which the Debt Securities will bear and the interest payment dates for the Debt Securities;

•	the place or places where the principal of and any interest on the Debt Securities will be payable;

•	the place where the Debt Securities may be presented for registration of transfer or exchange;

•	any limit on the aggregate principal amount of the Debt Securities;

•	any optional redemption periods;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

•	the terms of any right to convert the Debt Securities into shares of our Common Stock or other securities or property;

•	any provisions granting special rights to holders when a specified event occurs;

•	any provisions relating to the deferral of payment of any interest;

•	any other terms of the Debt Securities (which terms will not be inconsistent with the provisions of the indenture);

•	any changes to or additional events of default or covenants;

•	any special tax implications of the Debt Securities, including provisions for original issue discount securities, if offered; and

•	any other terms of the Debt Securities not inconsistent with the terms and provisions of the indentures.

      Each prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the Debt Securities. Debt Securities of any series may be issued in one or more series or tranches as described in the applicable prospectus supplement.

      If the purchase price of any of the offered Debt Securities is denominated in a foreign currency or currencies or foreign currency unit or units or if the principal of and any premium and interest on any series of Debt Securities is payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to the issue of Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable prospectus supplement.

      The indentures provide that the Debt Securities may be issued in one or more series, in each case as authorized by our Board of Directors from time to time. The indentures also provide that there may be more than one trustee under the indentures, each with respect to one or more different series of Debt Securities. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee shall extend only to the one or more series of Debt Securities for which it is a trustee. If more than one trustee is acting under an indenture, the Debt Securities (whether of one or more than one series) for which each trustee is acting shall in effect be treated as if issued under separate indentures.

Payment of Principal, Interest and Premium; Transfer of Securities

      Unless we designate otherwise, we will pay principal, interest and any premium on fully registered securities in Bloomfield Hills, Michigan. We will make payments by check mailed to the persons in whose names the Debt Securities are registered on days specified in the indentures or any prospectus supplement. We will make Debt Securities payments in other forms at a place we designate and specify in a prospectus supplement. You may transfer or exchange fully registered securities at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes as provided in any prospectus supplement.

Guarantees

      In order to enable us to obtain more favorable interest rates and terms, payment of principal of, premium, if any, and interest on the Debt Securities may (if so specified in the prospectus supplement) be guaranteed, jointly and severally, by the Guarantors; provided that the guarantees will not be applicable to or guarantee our obligations with respect to the conversion of the Debt Securities into common stock if applicable. Each guarantee will be an unsecured obligation of each Guarantor issuing such guarantee, ranking pari passu in right of payment with all existing and future indebtedness of a similar series.

      The indentures provide that, in the event any guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantor under such guarantee shall be reduced to the maximum amount, after giving effect to all other contingent and other liabilities of such Guarantor, permissible under the applicable fraudulent conveyance or similar law.

Global Certificates

      The Debt Securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depository identified in a prospectus supplement.

      The specific terms of the depository arrangements with respect to any Debt Securities of a series will be described in a prospectus supplement.

      Unless otherwise specified in a prospectus supplement, Debt Securities issued in the form of a global certificate to be deposited with a depository will be represented by a global certificate registered in the name of the depository or its nominee. Upon the issuance of a global certificate in registered form, the depository for the global certificate will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by the global certificate to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited shall be designated by the underwriters or agents of the Debt Securities or by us, if the Debt Securities are offered and sold directly by us. Ownership of beneficial interests in a global certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in a global certificate will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depository or its nominee for the global certificate. Ownership of beneficial interests in a global certificate by persons that hold through participants will be shown on, and the transfer of that ownership interest within the participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global certificate.

      So long as the depository for a global certificate in registered form, or its nominee, is the registered owner of the global certificate, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities of the series represented by the global certificate for all purposes under the indentures. Generally, owners of beneficial interests in a global certificate will not be entitled to have Debt Securities of the series represented by the global certificate registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form, and will not be considered the owners or holders of the global certificate under the applicable indenture.

      Payment of principal of, premium, if any, and any interest on Debt Securities of a series registered in the name of or held by a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner or the holder of a global certificate representing the Debt Securities. None of Pulte, the trustee, any paying agent, or the applicable debt security registrar for the Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate for the Debt Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

      We expect that the depository for Debt Securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent global certificate, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global certificate as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a global certificate held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and the payments will be the responsibility of the participants. However, we have no control over the practices of the depository and/or the participants and there can be no assurance that these practices will not be changed.

      Unless it is exchanged in whole or in part for Debt Securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depository.

      Unless otherwise stated in any prospectus supplement, The Depository Trust Company, New York, New York will act as depository. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by The Depository Trust Company and its participants.

Events of Default

      “Event of default” when used in an indenture will mean any of the following:

•	failure to pay when due interest on any Debt Security for 30 days;

•	failure to pay the principal or any premium on any Debt Security when due;

•	failure to deposit any sinking fund payment when due;

•	failure to perform any other covenant in the indenture that continues for 60 days after being given written notice;

•	certain events in bankruptcy, insolvency or reorganization of Pulte; and

•	any other event of default included in any indenture or supplemental indenture.

      An event of default for a particular series of Debt Securities does not necessarily constitute an event of default for any other series of Debt Securities issued under an indenture. The trustee may withhold notice to the holders of Debt Securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders.

      If an event of default for any series of Debt Securities occurs and continues, the trustee or the holders of at least 25% of the total principal amount of the Debt Securities of the series may declare the entire principal of that series due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can void the declaration.

      The indentures contain provisions entitling the trustee with respect to any series of Debt Securities, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the applicable Debt Securities before proceeding to exercise any right or power under the applicable indenture at the request of the holders of such Debt Securities. The indentures also provide that the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for such series of Debt Securities. The indentures contain a covenant that we will file annually with the trustee a certificate as to the absence of any default or specifying any default that exists.

      The indentures limit the right to institute legal proceedings. No holder of any Debt Security will have the right to bring a claim under an indenture unless:

•	the holder has given written notice of default to the trustee;

•	the holders of not less than 25% of the aggregate principal amount of Debt Securities of a particular series shall have made a written request to the trustee to bring the claim and furnished the trustee reasonable indemnification as it may require;

•	the trustee has not commenced an action within 60 days of receipt of that notice and indemnification; and

•	no direction inconsistent with the request has been given to the trustee by the holders of not less than a majority of the aggregate principal amount of the Debt Securities of the series then outstanding.

Regarding the Trustee

      Bank One Trust Company, National Association is trustee under the indentures, pursuant to which certain of our debt securities are outstanding. Bank One Trust Company, National Association or other banks or trust companies will act as trustee pursuant to which the Debt Securities are to be issued. Bank One Trust Company, National Association maintains normal banking relationships with us (and is an affiliate of Bank One, NA, which participates in and acts as co-agent in our Bank Credit Facility and provides cash management and other services for us in the normal course of our business).

      The trustee may resign or be removed with respect to one or more series of Debt Securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of Debt Securities under a single indenture, each such trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the trustee may then be taken by each such trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is trustee.

Defeasance of Debt Securities

      If permitted by the terms of any Debt Securities, we may terminate certain of our obligations under the indenture, including our obligations to comply with the restrictive covenants described in this prospectus, on the terms and subject to the conditions contained in such indenture, by depositing in trust with the trustee money or obligations of, or guaranteed by, the United States sufficient to pay the principal of, premium, if any, and interest, if any, on such Debt Securities to maturity (or earlier redemptions).

      The prospectus supplement will set forth the specific provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

Consolidation, Merger and Sale of Assets

      Except as may otherwise be provided in a prospectus supplement, neither we, the Guarantors nor the Restricted Subsidiaries will consolidate or merge into or sell, assign, transfer or lease all or substantially all of its assets, to another person, unless:

•	the person is a corporation organized under the laws of the United States of America or any state thereof;

•	the person assumes by supplemental indenture all the obligations of Pulte or such Guarantor or Restricted Subsidiary, as the case may be, relating to the Debt Securities, the guarantees and the indenture, as the case may be; and

•	immediately after the transaction no event of default exists; except that this prohibition will not restrict or be applicable to a merger, consolidation or liquidation of a Restricted Subsidiary or Guarantor with or into us or another subsidiary that is wholly-owned, directly or indirectly, by us that is, or concurrently with the completion of such merger, consolidation or liquidation becomes, a Guarantor or a Restricted Subsidiary that is wholly-owned, directly or indirectly, by us.

      Upon any such consolidation, merger, sale, assignment or transfer, the successor corporation will be substituted for us or such Guarantor or Restricted Subsidiary (including any merger or consolidation described in the proviso at the end of the immediately preceding sentence), as applicable, under the indenture. The successor corporation may then exercise every power and right of ours or such Guarantor or Restricted Subsidiary under the indenture, and we or such Guarantor or Restricted Subsidiary, as applicable, will be released from all of our respective liabilities and obligations in respect of the Debt Securities and the indenture. If we or any Guarantor or Restricted Subsidiary leases all or substantially all of its assets, the lessee corporation will be the successor to us or such Guarantor or Restricted Subsidiary and may exercise every power and right of ours or such Guarantor or Restricted Subsidiary, as the case may be, under the indenture, but we or such Guarantor or Restricted Subsidiary, as the case may be, will not be released from our respective obligations to pay the principal of and premium, if any, and interest, if any, on the Debt Securities.

Modification and Waiver

      We and the trustee, with the consent of the holders of at least a majority of the principal amount of the Debt Securities, may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the Debt Securities, except that no such supplemental indenture may, without the consent of the holder of each outstanding Debt Security affected by the supplemental indenture, among other things:

•	extend the final maturity of the Debt Securities, or reduce the rate or extend the time of payment of interest on the Debt Securities, or reduce the principal amount of the Debt Securities, or impair the right to institute suit for payment of the Debt Securities;

•	reduce the percentage of Debt Securities, the consent of the holders of which is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences provided in the indenture; or

•	modify any of the provisions regarding the modification of the indenture, waivers of past defaults and waivers of certain covenants, except to increase any percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby.

      Our Board of Directors does not have the power to waive any of the covenants of the indentures including those relating to consolidation, merger or sale of assets.

      We and the trustee may modify or amend provisions of the indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to us or any Guarantor under the indenture and the Debt Securities;

•	to add to our covenants or the covenants of any Guarantor for the benefit of the holders of the Debt Securities or to surrender any right or power conferred upon us or such Guarantor by the indenture;

•	to add events of default for the benefit of the holders of the Debt Securities;

•	to change or eliminate any provisions of the indenture, provided that any such change or elimination shall become effective only when there are no outstanding Debt Securities;

•	to secure any Debt Securities under the indenture;

•	to establish the form or terms of the Debt Securities of any series;

•	to add Guarantors;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to close the indenture to authentication and delivery of additional series of Debt Securities, and to cure any ambiguity, defect or inconsistency in the indenture, provided such action does not adversely affect the interests of holders of the Debt Securities; or

•	to supplement any of the provisions of the indentures to the extent necessary to permit or facilitate defeasance and discharge of the Debt Securities, provided that such action shall not adversely affect the interests of the holders of the Debt Securities in any material respect.

      The holders of at least a majority in principal amount of the outstanding Debt Securities may, on behalf of the holders of all Debt Securities, waive any past default under the indenture. However, they may not waive a default (1) in the payment of the principal of (or premium, if any) or any interest on any Debt Security or (2) in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected.

Certain Covenants

      In this section we describe the principal covenants that will apply to the Debt Securities unless otherwise indicated in the applicable prospectus supplement. We make use of several defined terms; the associated definitions are located at the end of this section.

      Restrictions on Secured Debt. The indenture provides that we will not, and will not cause or permit a Restricted Subsidiary to, create, incur, assume or guarantee any Secured Debt unless the applicable Debt Securities will be secured equally and ratably with (or prior to) such Secured Debt, with certain exceptions. This restriction does not prohibit the creation, incurrence, assumption or guarantee of Secured Debt which is secured by:

(1) Security Interests on model homes, homes held for sale, homes that are under contract for sale, contracts for the sale of homes, land (improved or unimproved), manufacturing plants, warehouses or office buildings and fixtures and equipment located thereat, or thereon;

(2) Security Interests on property at the time of its acquisition by us or a Restricted Subsidiary, which Security Interests secure obligations assumed by us or a Restricted Subsidiary, or on the property of a corporation or other entity at the time it is merged into or consolidated with us or a Restricted Subsidiary (other than Secured Debt created in contemplation of the acquisition of such property or the consummation of such a merger or where the Security Interest attaches to or affects our property or the property of a Restricted Subsidiary prior to such transaction);

(3) Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by us or a Restricted Subsidiary; and

(4) Security Interests securing indebtedness of a Restricted Subsidiary owing to us or to another Restricted Subsidiary that is wholly-owned (directly or indirectly) by us or Security Interests securing our Indebtedness owing to a Guarantor.

      Additionally, such permitted Secured Debt includes any amendment, restatement, supplement, renewal, replacement, extension or refunding in whole or in part, of Secured Debt permitted at the time of the original incurrence thereof.

      In addition, we and our Restricted Subsidiaries may create, incur, assume or guarantee Secured Debt, without equally and ratably securing the Debt Securities, if immediately thereafter the sum of (1) the aggregate principal amount of all secured debt outstanding (excluding Secured Debt permitted under clauses (1) through (4) above and any Secured Debt in relation to which the new notes have been equally and ratably secured) and (2) all Attributable Debt (as defined below) in respect of Sale and Leaseback Transactions (as defined below) (excluding Attributable Debt in respect of Sale and Leaseback Transactions as to which the net proceeds of the property sold or transferred are applied to retire indebtedness or to the purchase of property as described under “Restrictions on Sale and Leaseback Transactions”) as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets (as defined below).

      The provisions described above with respect to limitations on Secured Debt are not applicable to Non-Recourse Land Financing (as defined below) by virtue of the definition of secured debt, and will not restrict or limit our or our Restricted Subsidiaries’ ability to create, incur, assume or guarantee any unsecured indebtedness, or of any subsidiary which is not a Restricted Subsidiary to create, incur, assume or guarantee any secured or unsecured indebtedness.

      Restrictions on Sale and Leaseback Transactions. The indentures provide that we will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless:

(1) notice is promptly given to the trustee of the Sale and Leaseback Transaction;

(2) fair value is received by us or the relevant Restricted Subsidiary for the property sold (as determined in good faith pursuant to a resolution of our Board of Directors delivered to the trustee); and

(3) we or a Restricted Subsidiary, within 365 days after the completion of the Sale and Leaseback Transaction, apply an amount equal to the net proceeds therefrom either:

•	to the redemption, repayment or retirement of Debt Securities of any series under the indenture (including the cancellation by the trustee of any Debt Securities of any series delivered by us to the trustee), senior indebtedness of Pulte or Guarantor senior indebtedness, or

•	to the purchase by us or any Restricted Subsidiary of property substantially similar to the property sold or transferred.

      In addition, we and our Restricted Subsidiaries may enter into a Sale and Leaseback Transaction if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (4) described in “Restrictions on Secured Debt,” above or Secured Debt in relation to which the Debt Securities have been equally and ratably secured) and (2) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions as to which the net proceeds of the property sold or transferred are applied to retire indebtedness or to the purchase of property as described in clause (2) above) as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets.

      Other than the above-described covenants, there are no covenants or provisions contained in the indenture which may afford holders of Debt Securities protection in the event we are involved in a highly leveraged transaction.

Conversion

      If provided in any prospectus supplement, the Debt Securities will be convertible, at their principal amount or any portion thereof which is an integral multiple of $1,000 at any time prior to their maturity, into shares of our common stock at the conversion price set forth in the applicable prospectus supplement, subject to adjustment in the event of the:

•	subdivision, combination or reclassification of the outstanding common stock;

•	payment in shares of common stock of a dividend or distribution on any class of our capital stock;

•	issuance of rights or warrants to all holders of common stock entitling them to acquire shares of Common Stock at a price per share less than the current market price; or

•	distribution to holders of common stock of shares of capital stock other than common stock, evidences of indebtedness or assets (including securities, but excluding distributions exclusively in cash, and excluding dividends or distributions paid exclusively in common stock, rights and warrants referred to above).

      We will not be required to issue fractional shares of common stock but will pay a cash adjustment in lieu thereof. Except as otherwise provided in the prospectus supplement, interest accrued shall not be paid on Debt Securities converted. If any Debt Security not called for redemption is converted between a record date for the payment of interest and the next succeeding interest payment date, such Debt Security must be accompanied by funds equal to the interest payable on such interest payment date on the principal amount so converted.

      There will be no upward adjustment in the conversion price except in the event of a reverse stock split. We are not required to make any adjustment in the conversion price of less than $0.01, but the same will be carried forward and taken into account in the computation of any subsequent adjustment. The conversion price will not be subject to adjustment under any circumstances not referred to in this paragraph, such as tender offers, open market purchases or other acquisitions of shares of common stock by us and/or our subsidiaries, unless otherwise provided with respect to any particular series of Debt Securities in the applicable prospectus supplement.

      In case of any reclassification (excluding those referred to above), merger, consolidation or sale of substantially all of our assets as an entirety, the holder of each outstanding convertible Debt Security shall have the right to convert such Debt Security only into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which such Debt Security might have been converted immediately prior to the effective date of the transaction.

Certain Definitions

      “Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value (discounted at the weighted average effective interest cost per annum of the outstanding debt securities of all series, compounded semiannually) of the obligation of the lessee for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.

      “Consolidated Net Tangible Assets” means the total amount of assets which would be included on a combined balance sheet of the Restricted Subsidiaries (not including Pulte) together with the total amount of assets that would be included on our balance sheet, not including our subsidiaries, under generally accepted accounting principles (less applicable reserves and other properly deductible items) after deducting therefrom:

(1) all short-term liabilities, except for liabilities payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor for a period ending more than one year after such date) and liabilities in respect of retiree benefits other than pensions for which the Restricted Subsidiaries are required to accrue pursuant to Statement of Financial Accounting Standards No. 106;

(2) investments in subsidiaries that are not Restricted Subsidiaries, including, without limitation, Pulte Mortgage Corporation; and

(3) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other tangible assets.

      “Non-Recourse Land Financing” means any indebtedness of ours or any Restricted Subsidiary for which the holder of such indebtedness has no recourse, directly or indirectly, to us or such Restricted Subsidiary for the principal of, premium, if any, and interest on such indebtedness, and for which we or such Restricted Subsidiary are not, directly or indirectly, obligated or otherwise liable for the principal of, premium, if any, and interest on such indebtedness, except pursuant to mortgages, deeds of trust or other Security Interests or other recourse obligations or liabilities in respect of specific land or other real property interests of ours or such Restricted Subsidiary; provided that recourse obligations or liabilities of ours or such Restricted Subsidiary solely for indemnities, covenants or breach of warranty representation or covenant in respect of any indebtedness will not prevent indebtedness from being classified as Non-Recourse Land Financing.

      “Restricted Subsidiary” means any Guarantor and any other of our subsidiaries as of the date of the indenture and any successor to such Guarantor or subsidiary other than (a) First Heights Bank, Pulte Financial Companies, Inc., Pulte Mortgage Corporation, Pulte Diversified Companies, Inc. or North American Builders Indemnity Corporation and (b) any successor to any of the subsidiaries described in clause (a).

      “Sale and Leaseback Transaction” means a sale or transfer made by us or a Restricted Subsidiary (except a sale or transfer made to us or another Restricted Subsidiary) of any (a) manufacturing facility, office building or warehouse whose book value equals or exceeds 1% of Consolidated Net Tangible Assets as of the date of determination or (b) other property (not including model homes) which exceeds 5% of Consolidated Net Tangible Assets as of the date of determination, if such sale or transfer is made with the agreement, commitment or intention of leasing such property to us or a Restricted Subsidiary.

      “Secured Debt” means any Indebtedness which is secured by (a) a Security Interest in any of our property or the property of any Restricted Subsidiary or (b) a Security Interest in shares of stock owned directly or indirectly by us or a Restricted Subsidiary in a corporation or in equity interests owned by us or a Restricted Subsidiary in a partnership or other entity not organized as a corporation or in our rights or the rights of a Restricted Subsidiary in respect of indebtedness of a corporation, partnership or other entity in which we or a Restricted Subsidiary has an equity interest; provided that “Secured Debt” shall not include Non-Recourse Land Financing that consists exclusively of “land under development,” “land held for future development” or “improved lots and parcels,” as such categories of assets are determined in accordance with generally accepted accounting principles. The securing in the foregoing manner of any such indebtedness which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time security is given.

      “Security Interest” means any mortgage, pledge, lien, encumbrance or other security interest which secures the payment or performance of an obligation.

DESCRIPTION OF CAPITAL STOCK

      The following general summary of our capital stock and certain provisions of the Michigan Business Corporation Act (“MBCA”) is qualified in its entirety by reference to our articles of incorporation, as amended (the “Articles of Incorporation”), and the MBCA.

      We are authorized by the Articles of Incorporation to issue 100,000,000 shares of common stock. On March 18, 2002, 60,565,191 shares of common stock were issued and outstanding.

      On May 15, 2002, we will hold the Annual Meeting of our shareholders at which time the shareholders will vote on a proposal to amend our Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000.

      The holders of the common stock are entitled to one vote for each share on all matters voted on by shareholders, including election of directors. The holders of the common stock do not have any cumulative value, conversion, redemption, sinking fund or preemptive rights. In the event of our dissolution, liquidation or winding up, holders of the common stock will be entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of our indebtedness, and the aggregate liquidation preference of any Preferred Stock then outstanding.

      The common stock is listed on the New York Stock Exchange. We intend to apply to the New York Stock Exchange to list the additional shares of common stock offered hereby and issuable upon conversion of convertible Debt Securities, if any. Equiserve, L.P. is the transfer agent and registrar for the common stock.

      We are also authorized by our Articles of Incorporation to issue 25,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”), none of which have been issued. Our Board of Directors has authority to divide the 25,000,000 shares of Preferred Stock into series and to fix the rights and preferences of any series so established. Variations between different series may be created by the Board of Directors with respect to such matters as voting rights, rate of dividend, priority of payment, rights of accumulation, redemption or signing fund terms, preferences upon liquidation or dissolution, conversion rights and any other preferences or rights.

      Our Articles of Incorporation provide that the Board of Directors will be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. The present Board of Directors consists of 8 persons who were elected to the Board of Directors for terms of three years each by our shareholders. Our Articles of Incorporation also provide that to the extent holders of Preferred Stock are given the right, voting separately or by class or series, to elect directors, such directors shall not be divided into the foregoing classes.

      Our Articles of Incorporation require, in addition to any vote required by law, the affirmative vote of the holders of at least 69.3% of the shares voting at a meeting of shareholders in connection with (a) any merger or consolidation of Pulte or any subsidiary with any “Interested Shareholder,” as defined therein, or any corporation which is, after the merger or consolidation would be, an “Affiliate,” as defined therein, of an Interested Shareholder that was an Interested Shareholder prior to the transaction; (b) certain transfers to any Interested Shareholder or Affiliate of an Interested Shareholder, other than Pulte or any of our subsidiaries, of any of our assets or any subsidiary which have an aggregate book value of 10% or more of consolidated net worth; (c) certain transfers by us or any subsidiary of “Equity Securities,” as defined therein, of Pulte or any subsidiary which have an aggregate market value of 5% or more of the total market value of the outstanding shares of Pulte to any Interested Shareholder or Affiliate of an Interested Shareholder, other than Pulte or our subsidiaries (subject to certain exceptions); (d) the adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of an Interested Shareholder or any Affiliate of an Interested Shareholder, (e) any reclassification of securities or recapitalization of Pulte, or any merger, consolidation or share exchange by Pulte with any of its subsidiaries which has the effect of increasing the proportionate amount of the outstanding shares of any class of Equity Securities of Pulte or any subsidiary which is owned by an Interested Shareholder or any Affiliate of an Interested Shareholder (each of the Transactions referred to in clauses (a) through (e), a Business Combination”); or (f) any agreement, contract or arrangement providing for one or more of the foregoing. An “Interested Shareholder” generally includes any beneficial owner of 10% or more of the voting power of Pulte or any Affiliate of ours that at any time within the two year period prior to the date in question was the beneficial owner of 10% or more of the voting power of Pulte.

      The foregoing supermajority vote is not required if (a) the Board of Directors approves such Business Combination and either the Interested Shareholder has been an Interested Shareholder for at least two years prior to the date of the Board approval or such proposed transaction was approved by the Board prior to the time the Interested Shareholder became an Interested Shareholder or (b) a majority of the outstanding stock of such other corporation is owned by us or our subsidiaries.

      The foregoing supermajority provisions may only be amended by the affirmative vote of 69.3% of the shares voting on the proposed amendment at a meeting of shareholders, in addition to any vote otherwise required by law.

Certain Provisions of the Michigan Business Corporation Act

      Chapters 7A and 7B of the Michigan Business Corporation Act (“MBCA”) may affect attempts to acquire control of Pulte. Pursuant to our Articles of Incorporation, we have expressly elected not to be subject to the provisions of Chapter 7A of the MBCA; however, the Board of Directors may terminate this election in whole or in part by action of the majority of directors then in office. Chapter 7A applies to “Business Combinations,” defined to include, among other transactions, certain mergers, substantial sales of assets or securities and recapitalizations between covered Michigan business corporations or their subsidiaries and an “Interested Shareholder” (generally a beneficial owner of 10% or more of the voting power of the Company’s outstanding voting stock). In general, Chapter 7A requires, for any Business Combination, an advisory statement from the Board of Directors, the approval of holders of at least 90% of each class of the shares entitled to vote and the approval of holders of at least two-thirds of such voting shares not held by the Interested Shareholder, its affiliates and associates. These requirements do not apply, however, where the Interested Shareholder satisfies certain “fair price,” form of consideration and other requirements and at least five years have elapsed after the person involved became an Interested Shareholder. Our Board of Directors has the power to elect to be subject to Chapter 7A as to specifically identified or unidentified Interested Shareholders.

      Pursuant to our Bylaws, we have also expressly elected not to be subject to the provisions of Chapter 7B of the MBCA: however, our Board of Directors may terminate this election by action of the majority of directors then in office. Generally, under Chapter 7B an entity that acquires “Control Shares” of Pulte may vote the Control Shares on any matter only if a majority of all shares, and of all non “Interested Shares,” of each class of shares entitled to vote as a class, approve such voting rights. In general, “Interested Shares” are shares owned by employee-directors of Pulte, all its officers, or the entity making the “Control Share Acquisition.” “Control Shares” are shares that, when added to those already owned by an entity, would give the entity voting power in the election of directors over any of three thresholds: one-fifth, one-third and a majority. If Control Shares acquired in a Control Share Acquisition are accorded full voting rights and the acquirer of such Control Shares has acquired a majority of all voting power of Pulte, Chapter 7B would afford special dissenters’ rights to our shareholders other than the acquiring person, unless otherwise provided in our Articles of Incorporation or Bylaws before the Control Share Acquisition occurs. The effect of the statute is to condition the acquisition of voting control of the corporation on the approval of a majority of pre-existing disinterested shareholders. Our Board of Directors may amend the Bylaws before a Control Share Acquisition occurs to provide that Chapter 7B applies to us. Our Board of Directors currently has no plans to effect any such amendment, nor is it aware of any other plans or proposals to do so by a shareholder.

DESCRIPTION OF WARRANTS

      We may issue warrants to purchase Debt Securities, common stock, or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

      The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the Debt Securities, common stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

      The description in the prospectus supplement will not necessarily be complete, and reference will be made to the warrant agreements which will be filed with the SEC.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

      We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as “Stock Purchase Contracts.” The price per share of common stock and number of shares of common stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the common stock under the Stock Purchase Contracts, which we refer to herein as “Stock Purchase Units.” The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

      The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material United States federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF TRUST PREFERRED SECURITIES

      The terms of the trust preferred securities will include those stated in the declaration of trust (as it may be amended and restated from time to time) and those made a part of that declaration by the Trust Indenture Act of 1939. For a complete description of the trust preferred securities, we encourage you to read the applicable prospectus supplement. In addition, we encourage you to read the amended and restated declaration of trust, a form of which will be filed with the SEC. Please read “Where You Can Find More Information.”

      The prospectus supplement relating to trust preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust;

•	the annual distribution rate and any conditions upon which distributions are payable, the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the trust preferred securities;

•	whether distributions will be cumulative and compounding and, if so, the dates from which distributions will be cumulative or compounded;

•	the amounts that will be paid out of the assets of the trust, after the satisfaction of liabilities to creditors of the trust, to the holders of trust preferred securities upon dissolution;

•	any repurchase, redemption or exchange provisions;

•	any preference or subordination rights upon a default or liquidation of the trust;

•	any voting rights of the trust preferred securities in addition to those required by law;

•	terms for any conversion or exchange of the debt securities or the trust preferred securities into other securities;

•	any rights to defer distributions on the trust preferred securities by extending the interest payment period on the debt securities; and

•	any other relevant terms, rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

      The regular trustees, on behalf of the trust and pursuant to the declaration of trust, will issue one class of trust preferred securities and one class of trust common securities (collectively, the “trust securities”). The trust securities will represent undivided beneficial ownership interests in the assets of the trust.

      Except as described in the applicable prospectus supplement, the trust preferred securities will rank equally, and payments will be made thereon proportionately, with the trust common securities. The property trustee of the trust will hold legal title to the debt securities in trust for the benefit of the holders of the trust securities. We will execute a guarantee agreement for the benefit of the holders of the trust preferred securities. The guarantee will not guarantee the payment of distributions (as defined below) or any amounts payable on redemption or liquidation of the trust preferred securities when the trust does not have funds on hand available to make such payments.

      In the prospectus supplement we will also describe certain material United States federal income tax consequences and special considerations applicable to the trust preferred securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

      We will fully and unconditionally guarantee payments on the trust preferred securities as described in this section. The guarantee covers the following payments:

•	periodic cash distributions on the trust preferred securities out of funds held by the property trustee of the trust;

•	payments on dissolution of each trust; and

•	payments on redemption of trust preferred securities of each trust.

      Bank One Trust Company, National Association, as guarantee trustee, will hold the guarantee for the benefit of the holders of trust preferred securities.

      We have summarized selected provisions of the guarantee below. This summary is not complete. For a complete description, we encourage you to read the guarantee, the form of which we have filed with the SEC. Please read “Where You Can Find More Information.”

      We will irrevocably and unconditionally agree to pay you in full the following amounts to the extent not paid by the trust:

•	any accumulated and unpaid distributions and any additional amounts with respect to the trust preferred securities and any redemption price for trust preferred securities called for redemption by the trust, if and to the extent that we have made corresponding payments on the debt securities to the property trustee of the trust;

•	payments upon the dissolution of the trust equal to the lesser of:

•	the liquidation amount plus all accumulated and unpaid distributions and additional amounts on the trust preferred securities to the extent the trust has funds legally available for those payments; and

•	the amount of assets of the trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of the trust.

      We will not be required to make these liquidation payments if:

•	the trust distributes the debt securities to the holders of trust preferred securities in exchange for their trust preferred securities; or

•	the trust redeems the trust preferred securities in full upon the maturity or redemption of the debt securities.

      We may satisfy our obligation to make a guarantee payment either by making payment directly to the holders of trust preferred securities or to the guarantee trustee for remittance to the holders or by causing the applicable trust to make the payment to them.

      Each guarantee is a guarantee from the time of issuance of the applicable series of trust preferred securities. THE GUARANTEE ONLY COVERS, HOWEVER, DISTRIBUTIONS AND OTHER PAYMENTS ON TRUST PREFERRED SECURITIES IF AND TO THE EXTENT THAT WE HAVE MADE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES TO THE APPLICABLE PROPERTY TRUSTEE. IF WE DO NOT MAKE THOSE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES, THE TRUST WILL NOT HAVE FUNDS AVAILABLE FOR PAYMENTS AND WE WILL HAVE NO OBLIGATION TO MAKE A GUARANTEE PAYMENT.

      Our obligations under the declaration of trust for each trust, the guarantee, the debt securities and the associated indenture taken together will provide a full and unconditional guarantee of payments due on the trust preferred securities. We will describe the specific terms of the guarantee in a prospectus supplement.

Covenants of Pulte

      In each guarantee, we will agree that, as long as any trust preferred securities issued by the applicable trust are outstanding, we will not make the payments and distributions described below if:

•	we are in default on our guarantee payments or other payment obligations under the related guarantee;

•	any trust enforcement event under the applicable declaration of trust has occurred and is continuing; or

•	we have elected to defer payments of interest on the related debt securities by extending the interest payment period and that deferral period is continuing.

      In these circumstances, we will agree that we will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock; or

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the debt securities or make any guarantee payments with respect to any guarantee by us of the debt of any of our subsidiaries if such guarantee ranks equally with or junior in interest to the debt securities.

      However, even during such circumstances, we may:

•	purchase or acquire our capital stock in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any extension period requiring us to purchase our capital stock;

•	reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

•	purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	declare dividends or distributions payable in our capital stock;

•	redeem or repurchase any rights pursuant to a rights agreement; and

•	make payments under the guarantee related to the trust preferred securities.

      In addition, as long as trust preferred securities issued by any trust are outstanding, we will agree that we will:

•	remain the sole direct or indirect owner of all the outstanding common securities of that trust, except as permitted by the applicable declaration of trust;

•	permit the trust common securities of that trust to be transferred only as permitted by the declaration of trust;

•	use reasonable efforts to cause that trust to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of debt securities to the holders of trust preferred securities as provided in the declaration of trust, in which case the trust would be dissolved.

Amendments and Assignment

      We and the guarantee trustee may amend each guarantee without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders in any material respect. In all other cases, we and the guarantee trustee may amend each guarantee only with the prior approval of the holders of at least a majority of outstanding trust preferred securities issued by the applicable trust.

      We may assign our obligations under the guarantees only in connection with a consolidation, merger or asset sale involving us permitted under the indenture governing the debt securities.

Termination of the Guarantee

      A guarantee will terminate upon:

•	full payment of the redemption price of all trust preferred securities of the applicable trust;

•	distribution of the related debt securities, or any securities into which those debt securities are convertible, to the holders of the trust preferred securities and trust common securities of that trust in exchange for all the securities issued by that trust; or

•	full payment of the amounts payable upon liquidation of that trust.

      Each guarantee will, however, continue to be effective or will be reinstated if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the guarantee.

Status of the Guarantee

      Our obligations under each guarantee will be unsecured and effectively junior to all debt and preferred stock of our subsidiaries. BY YOUR ACCEPTANCE OF THE TRUST PREFERRED SECURITIES, YOU AGREE TO ANY SUBORDINATION PROVISIONS AND OTHER TERMS OF THE RELATED GUARANTEE. We will specify in a prospectus supplement the ranking of each guarantee with respect to our capital stock and other liabilities, including other guarantees.

      Each guarantee will be deposited with the guarantee trustee to be held for your benefit. The guarantee trustee will have the right to enforce the guarantee on your behalf. In most cases, the holders of a majority of outstanding trust preferred securities issued by the applicable trust will have the right to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the applicable guarantee trustee; or

•	exercising any trust or other power conferred upon that guarantee trustee under the applicable guarantee.

      Each guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against us to enforce the payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.

      If the guarantee trustee fails to enforce the guarantee or we fail to make a guarantee payment, you may institute a legal proceeding directly against us to enforce your rights under that guarantee without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other person or entity.

Periodic Reports Under Guarantee

      We will be required to provide annually to the guarantee trustee a statement as to our performance of our obligations and our compliance with all conditions under the guarantees.

Duties of Guarantee Trustee

      The guarantee trustee normally will perform only those duties specifically set forth in the applicable guarantee. The guarantees do not contain any implied covenants. If a default occurs on a guarantee, the guarantee trustee will be required to use the same degree of care and skill in the exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The guarantee trustee will exercise any of its rights or powers under the guarantee at the request or direction of holders of the applicable series of trust preferred securities only if it is offered security and indemnity satisfactory to it.

Governing Law

      New York law will govern the guarantees.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,

THE DEBT SECURITIES AND THE GUARANTEE

      To the extent set forth in the guarantee and to the extent funds are available, we will irrevocably guarantee the payment of distributions and other amounts due on the trust securities. If and to the extent we do not make payments on the debt securities, the trust will not have sufficient funds to pay distributions or other amounts due on the trust securities. The guarantee does not cover any payment of distributions or other amounts due on the trust securities unless the trust has sufficient funds for the payment of such distributions or other amounts. In such event, a holder of trust securities may institute a legal proceeding directly against us to enforce payment of such distributions or other amounts to such holder after the respective due dates. Taken together, our obligations under the declaration of trust for each trust, the debt securities, the indenture and the guarantee provide a full and unconditional guarantee of payments of distributions and other amounts due on the trust securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full and unconditional guarantee of the trust’s obligations under the trust securities.

Sufficiency of Payments

      As long as payments of interest and other amounts are made when due on the debt securities, such payments will be sufficient to cover distributions and payments due on the trust securities because of the following factors:

•	the aggregate principal amount of the debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

•	the interest rate and the interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the trust securities;

•	we, as issuer of the debt securities, will pay, and the trust will not be obligated to pay, directly or indirectly, any costs, expenses, debts and obligations of the trust (other than with respect to the trust securities); and

•	the declaration of trust further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

      Notwithstanding anything to the contrary in the indenture, we have the right to set-off any payment we are otherwise required to make thereunder against and to the extent we have already made, or are concurrently on the date of such payment making, a related payment under the guarantee.

Enforcement Rights of Holders of Preferred Securities

      The declaration of trust provides that if we fail to make interest or other payments on the debt securities when due (taking account of any extension period), the holders of the trust preferred securities may direct the property trustee to enforce its rights under the applicable indenture. If the property trustee fails to enforce its rights under the indenture in respect of an event of default under the indenture, any holder of record of trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee’s rights under the indenture without first instituting any legal proceeding against the property trustee or any other person or entity. Notwithstanding the foregoing, if a trust enforcement event has occurred and is continuing and such event is attributable to our failure to pay interest, premium or principal on the debt securities on the date such interest, premium or principal is otherwise payable, then a holder of trust preferred securities may institute a direct action against us for payment of such holder’s pro rata share. If a holder brings such a direct action, we will be entitled to that holder’s rights under the applicable declaration of trust to the extent of any payment made by us to that holder.

      If we fail to make payments under the guarantee, a holder of trust preferred securities may institute a proceeding directly against us for enforcement of the guarantee for such payments.

Limited Purpose of Trust

      The trust preferred securities evidence undivided beneficial ownership interests in the assets of the trust, and the trust exists for the sole purpose of issuing and selling the trust securities and using the proceeds to purchase our debt securities. A principal difference between the rights of a holder of trust preferred securities and a holder of debt securities is that a holder of debt securities is entitled to receive from us the principal amount of and interest accrued on the debt securities held, while a holder of trust preferred securities is entitled to receive distributions and other payments from the trust (or from us under the guarantee) only if and to the extent the trust has funds available for the payment of such distributions and other payments.

Rights upon Dissolution

      Upon any voluntary or involuntary dissolution of the trust involving the redemption or repayment of the debt securities, the holders of the trust securities will be entitled to receive, out of assets held by the trust, subject to the rights of creditors of the trust, if any, the liquidation distribution in cash. Because we are the guarantor under the guarantee and, as issuer of the debt securities, we have agreed to pay for all costs, expenses and liabilities of the trust (other than the trust’s obligations to the holders of the trust securities), the positions of a holder of trust securities and a holder of debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy of Pulte would be substantially the same.

PLAN OF DISTRIBUTION

      We may sell the offered securities in and outside the United States from time to time (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents, or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

General

      Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act of 1933. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

Sale Through Underwriters or Dealers

      If we use underwriters in a sale, they will acquire the offered securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.

      We may offer the securities to the public through an underwriting syndicate or through a single underwriter.

      Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

      If we use dealers in a sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

      We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

      We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

      If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Indemnification

      We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

      Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

      Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

EXPERTS

      The consolidated financial statements of Pulte Homes appearing in Pulte Homes’ Annual Report (Form 10-K) for the year ended December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL OPINIONS

      Honigman Miller Schwartz and Cohn LLP, Detroit, Michigan, will issue an opinion letter concerning the legality of the securities that we are offering in this prospectus, and a law firm to be identified will issue an opinion letter as to certain legal matters for any underwriters, dealers or agents, unless we indicate otherwise in an applicable prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

      The following table sets forth the estimated expenses in connection with the offering described in this registration statement:

SEC registration fee	$12,800
Printing fees and expenses	10,000	*
Legal fees and expenses	50,000	*
Rating agencies’ fees and expenses	75,000	*
Accountants’ fees and expenses	25,000	*
Trustee’s fees and expenses	20,000	*
Miscellaneous expenses	15,000	*

Total	$207,800	*

*	Estimated

Item 15.     Indemnification of Directors and Officers

      Under Sections 561-571 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

      Our Articles of Incorporation provide that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of the director’s fiduciary duty. However, our Articles do not eliminate or limit the liability of a director for any of the following: (a) a breach of the director’s duty of loyalty to us or our shareholders; (b) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (c) a violation of Section 551(1) of the Michigan Business Corporation Act; (d) a transaction from which the director derived an improper personal benefit; or (e) an act or omission occurring before the effective date of the Articles. In addition, our Bylaws generally provide that, to the fullest extent permitted by applicable law, we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the corporation), including a shareholders’ derivative action, by reason of the fact that he is or was our director, officer, employee or agent or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

      We have obtained Directors’ and Officers’ liability insurance. The policy provides for $25 million in coverage including prior acts dating to our inception and liabilities under the Securities Act.

Item 16.     Exhibits*

2.1	Plan and Agreement of merger dated as of April 30, 2001, among Del Webb Corporation, Pulte Corporation and Pulte Acquisition Corporation. (Incorporated by reference to Exhibit 2.1 to Pulte Homes, Inc.’s Registration Statement on Form S-4, Registration No. 333-62518).
3.1	Articles of Incorporation, as amended, of Pulte Homes, Inc. (Incorporated by reference to Exhibit 3.1 to Pulte Homes, Inc.’s Registration Statement on Form S-4, Registration No. 33-62518)
3.2	By-laws of Pulte Homes, Inc. (Incorporated by reference to Exhibit 3.1 to Pulte Homes, Inc.’s Registration Statement on Form S-4, Registration No. 33-62518)
4.1	Senior Note Indenture dated as of October 24, 1995 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation, relating to Pulte Corporation’s 7.3% unsecured Senior Notes due 2005 ($125,000,000 original aggregate principal amount) and 7.625% unsecured Senior Notes due 2017 ($150,000,000 original aggregate principal amount). (Incorporated by reference to Exhibit (c) 1 to Pulte Corporation’s Current Report on Form 8-K dated October 20, 1995).
4.2	Indenture Supplement dated as of August 27, 1997 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.2 to Pulte Corporation’s Current Report on Form 8-K dated October 6, 1997).
4.3	Indenture Supplement dated as of March 20, 1998 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.2 to Pulte Corporation’s Current Report on Form 8-K dated March 24, 1998).
4.4	Indenture Supplement dated January 31, 1999 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.2 to Pulte Corporation’s Current Report on Form 8-K dated March 3, 1999).
4.5	Indenture Supplement dated April 3, 2000 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.5 to Pulte Corporation’s Registration Statement of Form S-4, Registration No. 333-36814).
4.6	Indenture Supplement dated February 21, 2001 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The first National Bank of Chicago), and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.2 to Pulte Corporation’s Current Report on Form 8-K dated February 23, 2001).
4.7	Indenture Supplement dated July 31, 2001 among Pulte Homes, Inc., Bank One Trust Company, National Association (as successor Trustee to The first National Bank of Chicago), and certain subsidiaries of Pulte Homes, Inc. (Incorporated by reference to Exhibit 4.7 to Pulte Homes, Inc.’s Registration Statement on Form S-4, Registration No. 333-70786).
4.8	Indenture Supplement dated August 6, 2001 among Pulte Homes, Inc., Bank One Trust Company, National Association (as successor Trustee to The first National Bank of Chicago), and certain subsidiaries of Pulte Homes, Inc. (Incorporated by reference to Exhibit 4.8 to Pulte Homes, Inc.’s Registration Statement on Form S-4, Registration No. 333-70786).
4.9	Senior Note Indenture dated as of December 1, 1993 among Pulte Corporation, The Bank of New York (as successor Trustee to NationsBank of Georgia, National Association), Pulte Home Corporation and certain subsidiaries of Pulte Corporation, relating to Pulte Corporation’s 8.375% unsecured Senior Notes due 2004 ($115,000,000 original aggregate principal amount) and 7% unsecured Senior Notes due 2003 ($100,000,000 original aggregate principal amount) (Incorporated by reference to Exhibit 4.1 to Pulte Corporation’s Registration Statement on Form S-3, Registration No. 33-71742).

4.10	Indenture Supplement dated August 27, 1997 among Pulte Corporation, The Bank of New York (as successor Trustee to NationsBank of Georgia, National Association), Pulte Home Corporation and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.1 to Pulte Corporation’s Current Report on Form 8-K dated October 6, 1997).
4.11	Indenture Supplement dated March 20, 1998 among Pulte Corporation, The Bank of New York (as successor Trustee to NationsBank of Georgia, National Association), Pulte Home Corporation and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.1 to Pulte Corporation’s Current Report on Form 8-K dated March 24, 1998).
4.12	Indenture Supplement dated January 31, 1999 among Pulte Corporation, The Bank of New York (as successor Trustee to NationsBank of Georgia, National Association), Pulte Home Corporation and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.1 to Pulte Corporation’s Current Report on Form 8-K dated March 3, 1999).
4.13	Indenture Supplement dated July 31, 2001 among Pulte Homes, Inc., The Bank of New York (as successor Trustee to NationsBank of Georgia, National Association), and certain subsidiaries of Pulte Homes, Inc. (Incorporated by reference to Exhibit 4.13 to Pulte Homes, Inc.’s Registration Statement on Form S-4, Registration No. 333- 70786).
4.14	Senior Note Indenture dated as of February 18, 1999 among Del Webb Corporation and Bank of Montreal Trust Company, relating to Del Webb Corporation’s 10 1/4% Senior Subordinated Debentures due 2010 ($200,000,000 original aggregate principal amount). (Incorporated by reference to Exhibit 1.2 to Del Webb Corporation’s current report on Form 8-K dated February 18, 1999).
4.15	Senior Note Indenture dated as of May 11, 1998 among Del Webb Corporation and State Street Bank and Trust Company, relating to Del Webb Corporation’s 9 3/8% Senior Subordinated Debentures due 2009 ($200,000,000 original aggregate principal amount). (Incorporated by reference to Exhibit 1.1 to Del Webb Corporation’s current report on Form 8-K dated May 11, 1998).
4.16	Senior Note Indenture dated as of February 11, 1994 among Del Webb Corporation and The Bank of New York, relating to Del Webb Corporation’s 9% Senior Subordinated Debentures due 2006 ($100,000,000 original aggregate principal amount). (Incorporated by reference to Exhibit 4.1 to Del Webb Corporation’s current report on Form 8-K dated February 11, 1994).
4.17	Credit Agreement dated as of August 31, 2000, among Pulte Homes, Inc., and each of the Material Subsidiaries of Pulte, and Bank of America, N.A., as Administrative Agent, Bank One, NA, as Syndication Agent, and Comerica Bank, as Co-Agent. (Incorporated by reference to Exhibit 4.18 to Pulte Homes, Inc.’s Registration Statement on Form S-4, Registration No. 333-70786).
4.18	First Amendment dated February 16, 2001 to Credit Agreement dated as of August 31, 2000, among Pulte Homes, Inc., and each of the Material Subsidiaries of Pulte, and Bank of America, N.A., as Administrative Agent, Bank One, NA, as Syndication Agent, and Comerica Bank, as Co-Agent. (Incorporated by reference to Exhibit 4.19 to Pulte Homes, Inc.’s Registration Statement on Form S-4, Registration No. 333-70786).
4.19	Second Amendment dated July 30, 2001 to Credit Agreement dated as of August 31, 2000, among Pulte Homes, Inc., and each of the Material Subsidiaries of Pulte, and Bank of America, N.A., as Administrative Agent, Bank One, NA, as Syndication Agent, and Comerica Bank, as Co-Agent. (Incorporated by reference to Exhibit 4.20 to Pulte Homes, Inc.’s Registration Statement on Form S-4, Registration No. 333-70786).
4.20	Intercreditor and Subordination Agreement dated as of July 31, 2001, among Asset Seven Corp., each subsidiary of Pulte Homes, Inc. that from time to time executes an Intercreditor Joinder Agreement, Bank of America, N.A., as Administrative Agent for the Five Year Lenders, Citicorp Real Estate, Inc., as Administrative Agent for the Bridge Lenders, and Bank One Trust Company, National Association, as Trustee for the Noteholders. (Incorporated by reference to Exhibit 4.21 to Pulte Homes, Inc.’s Registration Statement on Form S-4, Registration No. 333-70786).
4.21	Form of Letter of Representations. (Incorporated by reference to Exhibit 4.22 to Pulte Homes, Inc.’s Registration Statement on Form S-4, Registration No. 333- 70786).
4.22	Registration Rights Agreement dated August 6, 2001 among Pulte Homes, Inc. and Salomon Smith Barney, Inc., as the Initial Purchaser Representative. (Incorporated by reference to Exhibit 4.23 to Pulte Homes, Inc.’s Registration Statement on Form S-4, Registration No. 333-70786).

4.23	Registration Rights Agreement dated April 3, 2000 among Pulte Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the Initial Purchaser Representative. (Incorporated by reference to Exhibit 4.17 to Pulte Corporation’s Registration Statement on Form S-4, Registration No. 333-36814).
4.24	Underwriting Agreement dated February 21, 2001 among Pulte Corporation, Banc One Capital Markets, Inc., Banc of America Securities LLC, Merrill Lynch & Co., Comerica Securities, Inc., and SunTrust Equitable Securities Corporation, and the Guarantors named therein. (Incorporated by reference to Exhibit 1.1 to Pulte Corporation’s Current Report on Form 8-K dated February 23, 2001).
4.25	Pricing Agreement dated February 21, 2001 among Pulte Corporation, Banc One Capital Markets, Inc., Banc of America Securities LLC, Merrill Lynch & Co., Comerica Securities, Inc., and SunTrust Equitable Securities Corporation, and the Guarantors named therein. (Incorporated by reference to Exhibit 1.2 to Pulte Corporation’s Current Report on Form 8-K dated February 23, 2001).
4.26**	Declaration of Trust of PH Trust I.
4.27**	Declaration of Trust of PH Trust II.
4.28***	Form of Amended and Restated Declaration of Trust
4.29**	Certificate of Trust of PH Trust I.
4.30**	Certificate of Trust of PH Trust II.
4.31***	Form of Trust Preferred Security (to be included in Exhibit 4.28)
4.32**	Form of Pulte Homes, Inc. Guarantee Agreement.
5.1**	Opinion of Honigman, Miller Schwartz and Cohn
12.1**	Computation of Ratio of Earnings to Fixed Charges
23.1**	Consent of Honigman Miller Schwartz and Cohn (included in Exhibit 5.1 hereto).
23.2****	Consent of Ernst & Young LLP.
24.1	Power of Attorney (included in Pulte Homes, Inc. signature page to the initial filing)
24.2****	Power of Attorney
25.1	Statement of Eligibility of trustee on Form T-1 of Bank One Trust Company, National Association. (Incorporated by reference to Exhibit 25.1 to Pulte Corporation’s Registration Statement on Form S-3, Registration No. 333-54978).

*	Pulte will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement, including any remarketing agreement, relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, common stock, warrants, stock purchase contracts or stock purchase units and (iii) any required opinion of counsel to Pulte as to certain tax matters relative to the securities offered hereby.

**	Filed with initial filing

***	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

****	Filed herewith

Item 17.     Undertakings

      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(A) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (A) and (B) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions discussed in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PULTE HOMES, INC.

By:	/s/ JOHN R. STOLLER

John R. Stoller
Senior Vice President, General Counsel and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature	Title

* William J. Pulte	Chairman of the Board of Directors

* Roger A. Cregg	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Mark J. O’Brien	President, Chief Executive Officer and Director

* Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

* D. Kent Anderson	Director

* Debra J. Kelly-Ennis	Director

* David N. McCammon	Director

* Patrick J. O’Meara	Director

* Michael E. Rossi	Director

* Glenn W. Schaeffer	Director

Signature		Title

* Alan E. Schwartz		Director

* Francis J. Sehn		Director

* John J. Shea		Director

* William B. Smith		Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

ABACOA HOMES, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature	Title

/s/ WILLIAM E. SHANNON William E. Shannon	President and Director (Principal Executive Officer)

/s/ HARMON D. SMITH Harmon D. Smith	Vice President, Chief Financial Officer and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary

/s/ CHARLES H. HATHAWAY Charles H. Hathaway	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

AMERICAN TITLE OF THE PALM BEACHES CORPORATION

BY:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature	Title

/s/ WILLIAM E. SHANNON William E. Shannon	President and Director (Principal Executive Officer)

/s/ HARMON D. SMITH Harmon D. Smith	Vice President, Chief Financial Officer and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary

/s/ CHARLES H. HATHAWAY Charles H. Hathaway	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

ANTHEM ARIZONA L.L.C.

By:	/s/ JOHN R. STOLLER

John R. Stoller
Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel, Secretary, and Manager

/s/ GREGORY M. NELSON Gregory M. Nelson		Vice President, Assistant Secretary and Manager

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

ASSET FIVE CORP

By:	/s/ JOHN R. STOLLER

John R. Stoller,
Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel, Secretary, and Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Vice President, Assistant Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

ASSET SEVEN CORP.

By:	/s/ JOHN R. STOLLER

John R. Stoller,
Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel, Secretary and Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Vice President, Assistant Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

BELLASERA CORP.

By:	/s/ JOHN R. STOLLER

John R. Stoller
Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel, Secretary and Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Vice President, Assistant Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

CARR’S GRANT, L.L.C.

By:	WIL CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Vincent J. Frees		President (Principal Executive Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Vice President, Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

DEL E. WEBB DEVELOPMENT CO. L.P.

By:	DEL WEBB CONSTRUCTION SERVICES CO.

Del Webb Communities Inc.

General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel, Secretary and Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Vice President, Assistant Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

DEL E. WEBB FOOTHILLS CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel, Secretary and Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Vice President, Assistant Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

DEL WEBB CALIFORNIA CORP.

By:	/s/ JOHN R. STOLLER

John R. Stoller
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ JOHN H. GLEASON John H. Gleason		President (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel, Secretary and Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Vice President, Assistant Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

DEL WEBB COMMUNITIES, INC.

By:	/s/ JOHN R. STOLLER

John R. Stoller
Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel, Secretary and Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Vice President, Assistant Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

DEL WEBB CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President, Chief Executive Officer and Director (Principal Executive Officer)

* Roger A. Cregg		Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ MICHAEL A. O’BRIEN Michael A. O’Brien		Senior Vice President — Corporate Development and Director

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel and Secretary

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President and Treasurer

* David N. McCammon		Director

* Francis J. Sehn		Director

* Debra J. Kelly-Ennis		Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

DEL WEBB GOLF CORP.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel, Secretary and Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Vice President, Assistant Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

DEL WEBB HOME CONSTRUCTION, INC.

BY:	/s/ BRUCE E. ROBINSON

BRUCE E. ROBINSON,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel, Secretary and Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Vice President, Assistant Secretary and Director

* Roger A. Cregg		Senior Vice President and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

DEL WEBB LIMITED HOLDING CO.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel, Secretary and Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Vice President, Assistant Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

DEL WEBB SOUTHWEST CO.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel, Secretary and Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Vice President, Assistant Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

DEL WEBB TEXAS LIMITED PARTNERSHIP

By:	DEL WEBB SOUTHWEST COMPANY

Del Webb Southwest Company
General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel, Secretary and Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Vice President, Assistant Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

DEL WEBB’S COVENTRY HOMES
CONSTRUCTION CO.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel, Secretary and Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Vice President, Assistant Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

DEL WEBB’S COVENTRY HOMES, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel, Secretary and Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Vice President, Assistant Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

DEL WEBB’S COVENTRY HOMES
OF NEVADA, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel, Secretary and Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Vice President, Assistant Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

DEL WEBB’S SPRUCE CREEK COMMUNITIES, INC.

BY:	/s/ BRUCE E. ROBINSON

BRUCE E. ROBINSON,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel, Secretary and Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Vice President, Assistant Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

DEL WEBB’S SUNFLOWER OF TUCSON, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel, Secretary and Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Vice President, Assistant Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

DEVTEX LAND, L.P.

By:	PN I, INC.

PN I, Inc.
General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ GREGORY M. NELSON Gregory M. Nelson		President (Principal Executive Officer)

/s/ DONALD J. DYKSTRA Donald J. Dykstra		Vice President of Finance, Assistant Secretary and Director

* Vincent J. Frees		Vice President, Controller and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Assistant Secretary and Treasurer (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Vice President and Secretary

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

DIVOSTA AND COMPANY, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ CHARLES H. HATHAWAY Charles H. Hathaway		President (Principal Executive Officer)

/s/ HARMON D. SMITH Harmon D. Smith		Vice President and Chief Financial Officer (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President and Treasurer (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Vice President and Secretary

* Roger A. Cregg		Director

* Mark J. O’Brien		Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

DIVOSTA BUILDING CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature	Title

/s/ CURTIS K. RING Curtis K. Ring	President (Principal Executive Officer)

/s/ HARMON D. SMITH Harmon D. Smith	Vice President, Chief Financial Officer and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary

/s/ CHARLES H. HATHAWAY Charles H. Hathaway	Director

/s/ WILLIAM E. SHANNON William E. Shannon	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

DIVOSTA HOMES, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature	Title

/s/ GLEN T. TROTTA Glen T. Trotta	President and Director (Principal Executive Officer)

/s/ HARMON D. SMITH Harmon D. Smith	Vice President, Chief Financial Officer and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary

/s/ CHARLES H. HATHAWAY Charles H. Hathaway	Vice President and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

FLORIDA BUILDING PRODUCTS, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature	Title

/s/ CHARLES H. HATHAWAY Charles H. Hathaway	President and Director (Principal Executive Officer)

/s/ HARMON D. SMITH Harmon D. Smith	Vice President, Chief Financial Officer and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary

/s/ WILLIAM E. SHANNON William E. Shannon	Vice President and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

FLORIDA CLUB HOMES, INC

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature	Title

/s/ WILLIAM E. SHANNON William E. Shannon	President and Director (Principal Executive Officer)

/s/ HARMON D. SMITH Harmon D. Smith	Vice President, Chief Financial Officer and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary

/s/ CHARLES H. HATHAWAY Charles H. Hathaway	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

HAMMOCK RESERVE DEVELOPMENT COMPANY

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature	Title

/s/ WILLIAM E. SHANNON William E. Shannon	President and Director (Principal Executive Officer)

/s/ HARMON D. SMITH Harmon D. Smith	Vice President, Chief Financial Officer and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary

/s/ CHARLES H. HATHAWAY Charles H. Hathaway	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

HARRISON HILLS, LLC

By:	WIL CORPORATION

Wil Corporation

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Vincent J. Frees		President, Chief Financial Officer, Controller and Director (Principal Executive and Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer, and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Vice President, Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

ISLAND WALK DEVELOPMENT COMPANY

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature	Title

/s/ WILLIAM E. SHANNON William E. Shannon	President and Director (Principal Executive Officer)

/s/ HARMON D. SMITH Harmon D. Smith	Vice President, Chief Financial Officer and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary

/s/ CHARLES H. HATHAWAY Charles H. Hathaway	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

MOUNTAIN VIEW TWO, LLC

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel and Secretary

/s/ GREGORY M. NELSON Gregory M. Nelson		Assistant Secretary

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

NEW MEXICO ASSET CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel, Secretary and Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Vice President, Assistant Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

NEW MEXICO ASSET LIMITED PARTNERSHIP

By:	DEL WEBB CORPORATION

Dell Webb Corporation
General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature	Title

* Mark J. O’Brien	President, Chief Executive Officer and Director (Principal Executive Officer)

* Roger A. Cregg	Senior Vice President, Chief Financial Officer and Director (Principal Accounting Officer)

/s/ MICHAEL A. O’BRIEN Michael A. O’Brien	Senior Vice President — Corporate Development and Director

/s/ JOHN R. STOLLER John R. Stoller	Senior Vice President, General Counsel and Secretary

* Vincent J. Frees	Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer

* David N. McCammon	Director

Signature		Title

* Francis J. Sehn		Director

* Debra J. Kelly-Ennis		Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

ONE WILLOWBROOK, L.L.C.

By:	WIL CORPORATION

Wil Corporation

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Vincent J. Frees		President, Chief Financial Officer, Controller and Director (Principal Executive and Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Vice President, Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PB VENTURE L.L.C.

By:	PULTE HOMES, INC.

Pulte Homes, Inc.

By:	/s/ JOHN R. STOLLER

John R. Stoller
Senior Vice President,

General Counsel and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President and Director

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President and Treasurer

/s/ JOHN R. STOLLER John R. Stoller		Vice President and Secretary

* Roger A. Cregg		Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PBW CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ JEFFREY A. CROFT Jeffrey A. Croft		President and Director (Principal Executive Officer)

* Vincent J. Frees		Vice President, Chief Financial Officer and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President and Treasurer (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Vice President, Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PC/BRE DEVELOPMENT L.L.C.

By:	PC/BRE VENTURE L.L.C.

PC/BRE Venture L.L.C.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson

Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ JOHN S. GALLAGHER John S. Gallagher		President (Principal Executive Officer)

* Roger A. Cregg		Treasurer and Chief Financial Officer

/s/ JOHN R. STOLLER John R. Stoller		Secretary

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PC/BRE SPRINGFIELD L.L.C.

By:	PC/BRE VENTURE L.L.C.

PC/BRE Venture L.L.C.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson

Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ JOHN S. GALLAGHER John S. Gallagher		President (Principal Executive Officer)

* Roger A. Cregg		Treasurer and Chief Financial Officer

/s/ JOHN R. STOLLER John R. Stoller		Secretary

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PC/BRE VENTURE L.L.C.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,

Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ JOHN S. GALLAGHER John S. Gallagher		President (Principal Executive Officer)

* Roger A. Cregg		Treasurer and Chief Financial Officer

/s/ JOHN R. STOLLER John R. Stoller		Secretary

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PC/BRE WHITNEY OAKS L.L.C.

By:	/s/ PC/BRE VENTURE L.L.C.

PC/ BRE Venture L.L.C.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,

Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ JOHN S. GALLAGHER John S. Gallagher		President (Principal Executive Officer)

* Roger A. Cregg		Treasurer and Chief Financial Officer

/s/ JOHN R. STOLLER John R. Stoller		Secretary

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PC/BRE WINFIELD L.L.C.

By:	/s/ PC/BRE VENTURE L.L.C.

PC/BRE Venture L.L.C.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,

Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ JOHN S. GALLAGHER John S. Gallagher		President (Principal Executive Officer)

* Roger A. Cregg		Treasurer and Chief Financial Officer

/s/ JOHN R. STOLLER John R. Stoller		Secretary

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PC/PALM BEACH, INC.

By:	/s/ JOHN R. STOLLER

John R. Stoller,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President and Director (Principal Executive Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ JOHN R. STOLLER John R. Stoller		Vice President, Secretary and Director

* Roger A. Cregg		Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PH1 CORPORATION

By:	/s/ JOHN R. STOLLER

John R. Stoller
Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President and Chief Executive Officer

* Roger A. Cregg		Treasurer (Principal Financial and Accounting Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel, Secretary and Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Assistant Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PH2 CORPORATION

By:	/s/ JOHN R. STOLLER

John R. Stoller
Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President and Chief Executive Officer

* Roger A. Cregg		Treasurer (Principal Financial and Accounting Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel, Secretary and Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Assistant Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PN I, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ GREGORY M. NELSON Gregory M. Nelson		President (Principal Executive Officer)

/s/ DONALD J. DYKSTRA Donald J. Dykstra		Vice President of Finance, Assistant Secretary and Director (Principal Financial Officer)

* Vincent J. Frees		Vice President, Controller and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary

/s/ JOHN R. STOLLER John R. Stoller		Vice President and Secretary

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PN II, INC.

By:	/s/ JOHN R. STOLLER

John R. Stoller,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ STEVEN C. PETRUSKA Steven C. Petruska		President and Director (Principal Executive Officer)

* Vincent J. Frees		Vice President and Assistant Secretary (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

* Roger A. Cregg		Director

/s/ DONALD J. DYKSTRA Donald J. Dykstra		Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Director

* Mark J. O’Brien		Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PULTE COMMUNITIES NJ, LIMITED PARTNERSHIP

By:	PRESERVE I, INC.

Preserve I, Inc.
General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Vincent J. Frees		President, Chief Financial Officer and Director (Principal Executive and Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Vice President, Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PULTE DEVELOPMENT CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ JOHN S. GALLAGHER John S. Gallagher		President and Director (Principal Executive Officer)

* Vincent J. Frees		Vice President, Chief Financial Officer, Controller and Director (Principal Financial Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Accounting Officer)

/s/ JOHN R. STOLLER John R. Stoller		Vice President and Secretary

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PULTE HOME CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ ROBERT J. HALSO Robert J. Halso		President (Principal Executive Officer)

* Vincent J. Frees		Vice President, Controller and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Vice President, General Counsel, Secretary and Director

* Mark J. O’Brien		Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PULTE HOME CORPORATION OF NEW ENGLAND

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ JAMES R. MCCABE James R. McCabe		President and Director (Principal Executive Officer)

* Vincent J. Frees		Vice President, Chief Financial Officer and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer, and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Vice President, Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PULTE HOME CORPORATION OF THE DELAWARE VALLEY

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ WILLIAM E. REISER, JR. William E. Reiser, Jr.		President (Principal Executive Officer)

* Vincent J. Frees		Vice President of Finance (Principal Financial Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary

/s/ JOHN R. STOLLER John R. Stoller		Vice President, Secretary and Director

/s/ JAMES RORISON James Rorison		Controller and Assistant Secretary (Principal Accounting Officer)

/s/ JEFFREY A. CROFT Jeffrey A. Croft		Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PULTE HOMES OF GREATER KANSAS CITY, INC.

BY:	/s/ JOHN R. STOLLER

John R. Stoller,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature	Title

/s/ TAMARA S. GROSS Tamara S. Gross	President (Principal Executive Officer)

/s/ PETER KEANE Peter Keane	Vice President of Finance, Treasurer and Controller (Principal Financial and Accounting Officer)

/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director

/s/ ROBERT J. HALSO Robert J. Halso	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PULTE HOMES OF MICHIGAN CORPORATION

By:	/s/ JOHN R. STOLLER

John R. Stoller,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature	Title

/s/ JEFFERY K. PARSIGIAN Jeffery K. Parsigian	President and Director (Principal Executive Officer)

/s/ PETER KEANE Peter Keane	Vice President of Finance and Treasurer (Principal Financial and Accounting Officer)

/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director

/s/ ROBERT J. HALSO Robert J. Halso	Director

/s/ ROBERT P. SCHAFER Robert P. Schafer	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PULTE HOMES OF MICHIGAN I LIMITED PARTNERSHIP

BY:	PULTE MICHIGAN HOLDINGS CORPORATION

Pulte Homes of Michigan Corporation,
General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature	Title

/s/ JEFFERY K. PARSIGIAN Jeffery K. Parsigian	President and Director (Principal Executive Officer)

/s/ PETER KEANE Peter Keane	Vice President of Finance and Treasurer (Principal Financial and Accounting Officer)

/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PULTE HOMES OF MINNESOTA CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ THOMAS J. STANDKE Thomas J. Standke		President, Chief Executive Officer and Director (Principal Executive Officer)

* Vincent J. Frees		Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary

/s/ JOHN R. STOLLER John R. Stoller		Vice President, Secretary and Director

/s/ JEFFREY PARKS Jeffrey Parks		Controller (Principal Accounting Officer)

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PULTE HOMES OF NEW YORK, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature	Title

/s/ WILLIAM E. WEBER William E. Weber	President and Director (Principal Executive Officer)

/s/ JAMES RORISON James Rorison	Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PULTE HOMES OF NJ, LIMITED PARTNERSHIP

By:	PULTE HOME CORPORATION OF THE

DELAWARE VALLEY

Pulte Home Corporation of the Delaware Valley
General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ WILLIAM E. REISER, JR. William E. Reiser, Jr.		President (Principal Executive Officer)

* Vincent J. Frees		Vice President of Finance (Principal Financial Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary

/s/ JOHN R. STOLLER John R. Stoller		Vice President, Secretary and Director

/s/ JAMES RORISON James Rorison		Controller and Assistant Secretary (Principal Accounting Officer)

/s/ JEFFREY A. CROFT Jeffrey A. Croft		Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PULTE HOMES OF OHIO CORPORATION

By:	/s/ JOHN R. STOLLER

John R. Stoller,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature	Title

/s/ GREGORY C. WILLIAMS Gregory C. Williams	President and Director (Principal Executive Officer)

/s/ PETER KEANE Peter Keane	Vice President of Finance, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)

/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary

/s/ ROBERT J. HALSO Robert J. Halso	Director

/s/ ROBERT P. SCHAFER Robert P. Schafer	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PULTE HOMES OF PA, LIMITED PARTNERSHIP

BY:	PULTE HOME CORPORATION OF THE

DELAWARE VALLEY

Pulte Home Corporation of the Delaware Valley
General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ WILLIAM E. REISER, JR. William E. Reiser, Jr.		President (Principal Executive Officer)

* Vincent J. Frees		Vice President of Finance (Principal Financial Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary

/s/ JOHN R. STOLLER John R. Stoller		Vice President, Secretary and Director

/s/ JAMES RORISON James Rorison		Controller and Assistant Secretary (Principal Accounting Officer)

/s/ JEFFREY A. CROFT Jeffrey A. Croft		Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PULTE HOMES OF SOUTH CAROLINA, INC.

BY:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ NORMAN B. WHITE Norman B. White		President and Director (Principal Executive Officer)

* Vincent J. Frees		Vice President, Chief Financial Officer and Controller (Principal Financial and Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary

/s/ JOHN R. STOLLER John R. Stoller		Vice President, Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PULTE HOMES OF TEXAS, L.P.

By:	PN I, INC.

PN I, Inc.
General Partner

By:	/s/ JOHN R. STOLLER

John R. Stoller,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ GREGORY M. NELSON Gregory M. Nelson		President (Principal Executive Officer)

/s/ DONALD J. DYKSTRA Donald J. Dykstra		Vice President of Finance, Assistant Secretary and Director (Principal Financial Officer)

* Vincent J. Frees		Vice President, Controller and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary

/s/ JOHN R. STOLLER John R. Stoller		Vice President and Secretary

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PULTE HOMES TENNESSEE LIMITED PARTNERSHIP

By:	RADNOR HOMES, INC.

Radnor Homes
General Partner

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ NORMAN B. WHITE Norman B. White		President and Director (Principal Executive Director)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ JOHN R. STOLLER John R. Stoller		Vice President, Secretary and Director

* Roger A. Cregg		Director

* Mark J. O’Brien		Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PULTE-IN CORP.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Vincent J. Frees		President and Controller (Principal Executive and Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Vice President, Secretary and Director

/s/ ROBERT J. HALSO Robert J. Halso		Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PULTE LAND COMPANY, LLC

By:	PULTE HOMES, INC.

Pulte Homes, Inc.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ HOWARD A. FINGEROOT Howard A. Fingeroot		President (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Vice President and Secretary

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PULTE LAND DEVELOPMENT CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ HOWARD A. FINGEROOT Howard A. Fingeroot		President (Principal Executive Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ ROBERT J. HALSO Robert J. Halso		Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Vice President, Assistant Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PULTE LIFESTYLES COMMUNITIES, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,

Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature	Title

/s/ KENNETH A. SIMONS Kenneth A. Simons	President and Director (Principal Executive Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President, Treasurer and Assistant Secretary (Principal Accounting Officer)

/s/ RICHARD HEUSER Richard Heuser	Controller (Principal Accounting Officer)

/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director

/s/ GREGORY M. NELSON Gregory M. Nelson	Vice President, Assistant Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PULTE MICHIGAN HOLDINGS CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature	Title

/s/ JEFFERY K. PARSIGIAN Jeffery K. Parsigian	President and Director (Principal Executive Officer)

/s/ PETER KEANE Peter Keane	Vice President — Finance and Treasurer (Principal Financial and Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Assistant Secretary

/s/ JOHN R. STOLLER John R. Stoller	Vice President, Secretary and Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PULTE MICHIGAN SERVICES, LLC

By:	PULTE DIVERSIFIED COMPANIES, INC.

Pulte Diversified Companies, Inc.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President and Director (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Vice President, Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

PULTE PAYROLL CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ MICHAEL A. O’BRIEN Michael A. O’Brien		President and Director (Principal Executive Officer)

* Vincent J. Frees		Vice President of Finance and Controller (Principal Financial and Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary

/s/ JOHN R. STOLLER John R. Stoller		Vice President, Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

RADNOR HOMES, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ NORMAN B. WHITE Norman B. White		President and Director (Principal Executive Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ JOHN R. STOLLER John R. Stoller		Vice President, Secretary and Director

* Roger A. Cregg		Director

* Mark J. O’Brien		Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

RIVERWALK OF THE PALM BEACHES
DEVELOPMENT COMPANY, INC

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature	Title

/s/ WILLIAM E. SHANNON William E. Shannon	President and Director (Principal Executive Officer)

/s/ HARMON D. SMITH Harmon D. Smith	Vice President, Chief Financial Officer and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)

/s/ CHARLES H. HATHAWAY Charles H. Hathaway	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

RN ACQUISITION 2 CORP.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ NORMAN B. WHITE Norman B. White		President and Director (Principal Executive Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ JOHN R. STOLLER John R. Stoller		Vice President, Secretary and Director

/s/ ROBERT J. HALSO Robert J. Halso		Director

* Mark J. O’Brien		Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

SEAN/CHRISTOPHER HOMES, INC.

By:	/s/ JOHN R. STOLLER

John R. Stoller,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature	Title

/s/ ROBERT J. HALSO Robert J. Halso	President and Director (Principal Executive Officer)

/s/ PETER KEANE Peter Keane	Vice President of Finance and Treasurer (Principal Financial and Accounting Officer)

/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary

/s/ ROBERT P. SCHAFER Robert P. Schafer	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

SPRUCE CREEK SOUTH UTILITIES, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel, Secretary and Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Vice President, Assistant Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

TERRAVITA CORP.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel, Secretary and Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Vice President, Assistant Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

TERRAVITA HOME CONSTRUCTION CO.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Mark J. O’Brien		President (Principal Executive Officer)

* Vincent J. Frees		Vice President and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Senior Vice President, General Counsel, Secretary and Director

/s/ GREGORY M. NELSON Gregory M. Nelson		Vice President, Assistant Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

VILLAGE WALK DEVELOPMENT COMPANY, INC.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature	Title

/s/ WILLIAM E. SHANNON William E. Shannon	President and Director (Principal Executive Officer)

/s/ HARMON D. SMITH Harmon D. Smith	Vice President, Chief Financial Officer and Director (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson	Vice President and Treasurer (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller	Vice President and Secretary

/s/ CHARLES H. HATHAWAY Charles H. Hathaway	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

WIL CORPORATION

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,

Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

* Vincent J. Frees		President, Chief Financial Officer, Controller and Director (Principal Executive and Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Vice President, Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 26, 2002.

WILBEN, LLLP

By:	PBW CORP.

PBW Corp.

By:	/s/ BRUCE E. ROBINSON

Bruce E. Robinson,

Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed on April 26, 2002 by the following persons in the capacities indicated.

Signature		Title

/s/ JEFFREY A. CROFT Jeffrey A. Croft		President and Director (Principal Executive Officer)

* Vincent J. Frees		Vice President, Chief Financial Officer and Controller (Principal Accounting Officer)

/s/ BRUCE E. ROBINSON Bruce E. Robinson		Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)

/s/ JOHN R. STOLLER John R. Stoller		Vice President, Secretary and Director

*By:	/s/ BRUCE E. ROBINSON Bruce E. Robinson Attorney in Fact

Exhibit Index

Exhibit No.	Description

2.1	Plan and Agreement of merger dated as of April 30, 2001, among Del Webb Corporation, Pulte Corporation and Pulte Acquisition Corporation. (Incorporated by reference to Exhibit 2.1 to Pulte Homes, Inc.’s Registration Statement on Form S-4, Registration No. 333-62518).
3.1	Articles of Incorporation, as amended, of Pulte Homes, Inc. (Incorporated by reference to Exhibit 3.1 to Pulte Homes, Inc.’s Registration Statement on Form S-4, Registration No. 33-62518)
3.2	By-laws of Pulte Homes, Inc. (Incorporated by reference to Exhibit 3.1 to Pulte Homes, Inc.’s Registration Statement on Form S-4, Registration No. 33-62518)
4.1	Senior Note Indenture dated as of October 24, 1995 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation, relating to Pulte Corporation’s 7.3% unsecured Senior Notes due 2005 ($125,000,000 original aggregate principal amount) and 7.625% unsecured Senior Notes due 2017 ($150,000,000 original aggregate principal amount). (Incorporated by reference to Exhibit (c) 1 to Pulte Corporation’s Current Report on Form 8-K dated October 20, 1995).
4.2	Indenture Supplement dated as of August 27, 1997 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.2 to Pulte Corporation’s Current Report on Form 8-K dated October 6, 1997).
4.3	Indenture Supplement dated as of March 20, 1998 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.2 to Pulte Corporation’s Current Report on Form 8-K dated March 24, 1998).
4.4	Indenture Supplement dated January 31, 1999 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.2 to Pulte Corporation’s Current Report on Form 8-K dated March 3, 1999).
4.5	Indenture Supplement dated April 3, 2000 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.5 to Pulte Corporation’s Registration Statement of Form S-4, Registration No. 333-36814).
4.6	Indenture Supplement dated February 21, 2001 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The first National Bank of Chicago), and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.2 to Pulte Corporation’s Current Report on Form 8-K dated February 23, 2001).
4.7	Indenture Supplement dated July 31, 2001 among Pulte Homes, Inc., Bank One Trust Company, National Association (as successor Trustee to The first National Bank of Chicago), and certain subsidiaries of Pulte Homes, Inc. (Incorporated by reference to Exhibit 4.7 to Pulte Homes, Inc.’s Registration Statement on Form S-4, Registration No. 333-70786).
4.8	Indenture Supplement dated August 6, 2001 among Pulte Homes, Inc., Bank One Trust Company, National Association (as successor Trustee to The first National Bank of Chicago), and certain subsidiaries of Pulte Homes, Inc. (Incorporated by reference to Exhibit 4.8 to Pulte Homes, Inc.’s Registration Statement on Form S-4, Registration No. 333-70786).

Exhibit No.	Description

4.9	Senior Note Indenture dated as of December 1, 1993 among Pulte Corporation, The Bank of New York (as successor Trustee to NationsBank of Georgia, National Association), Pulte Home Corporation and certain subsidiaries of Pulte Corporation, relating to Pulte Corporation’s 8.375% unsecured Senior Notes due 2004 ($115,000,000 original aggregate principal amount) and 7% unsecured Senior Notes due 2003 ($100,000,000 original aggregate principal amount) (Incorporated by reference to Exhibit 4.1 to Pulte Corporation’s Registration Statement on Form S-3, Registration No. 33-71742).
4.10	Indenture Supplement dated August 27, 1997 among Pulte Corporation, The Bank of New York (as successor Trustee to NationsBank of Georgia, National Association), Pulte Home Corporation and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.1 to Pulte Corporation’s Current Report on Form 8-K dated October 6, 1997).
4.11	Indenture Supplement dated March 20, 1998 among Pulte Corporation, The Bank of New York (as successor Trustee to NationsBank of Georgia, National Association), Pulte Home Corporation and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.1 to Pulte Corporation’s Current Report on Form 8-K dated March 24, 1998).
4.12	Indenture Supplement dated January 31, 1999 among Pulte Corporation, The Bank of New York (as successor Trustee to NationsBank of Georgia, National Association), Pulte Home Corporation and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.1 to Pulte Corporation’s Current Report on Form 8-K dated March 3, 1999).
4.13	Indenture Supplement dated July 31, 2001 among Pulte Homes, Inc., The Bank of New York (as successor Trustee to NationsBank of Georgia, National Association), and certain subsidiaries of Pulte Homes, Inc. (Incorporated by reference to Exhibit 4.13 to Pulte Homes, Inc.’s Registration Statement on Form S-4, Registration No. 333- 70786).
4.14	Senior Note Indenture dated as of February 18, 1999 among Del Webb Corporation and Bank of Montreal Trust Company, relating to Del Webb Corporation’s 10 1/4% Senior Subordinated Debentures due 2010 ($200,000,000 original aggregate principal amount). (Incorporated by reference to Exhibit 1.2 to Del Webb Corporation’s current report on Form 8-K dated February 18, 1999).
4.15	Senior Note Indenture dated as of May 11, 1998 among Del Webb Corporation and State Street Bank and Trust Company, relating to Del Webb Corporation’s 9 3/8% Senior Subordinated Debentures due 2009 ($200,000,000 original aggregate principal amount). (Incorporated by reference to Exhibit 1.1 to Del Webb Corporation’s current report on Form 8-K dated May 11, 1998).
4.16	Senior Note Indenture dated as of February 11, 1994 among Del Webb Corporation and The Bank of New York, relating to Del Webb Corporation’s 9% Senior Subordinated Debentures due 2006 ($100,000,000 original aggregate principal amount). (Incorporated by reference to Exhibit 4.1 to Del Webb Corporation’s current report on Form 8-K dated February 11, 1994).
4.17	Credit Agreement dated as of August 31, 2000, among Pulte Homes, Inc., and each of the Material Subsidiaries of Pulte, and Bank of America, N.A., as Administrative Agent, Bank One, NA, as Syndication Agent, and Comerica Bank, as Co-Agent. (Incorporated by reference to Exhibit 4.18 to Pulte Homes, Inc.’s Registration Statement on Form S-4, Registration No. 333-70786).
4.18	First Amendment dated February 16, 2001 to Credit Agreement dated as of August 31, 2000, among Pulte Homes, Inc., and each of the Material Subsidiaries of Pulte, and Bank of America, N.A., as Administrative Agent, Bank One, NA, as Syndication Agent, and Comerica Bank, as Co-Agent. (Incorporated by reference to Exhibit 4.19 to Pulte Homes, Inc.’s Registration Statement on Form S-4, Registration No. 333-70786).

Exhibit No.	Description

4.19	Second Amendment dated July 30, 2001 to Credit Agreement dated as of August 31, 2000, among Pulte Homes, Inc., and each of the Material Subsidiaries of Pulte, and Bank of America, N.A., as Administrative Agent, Bank One, NA, as Syndication Agent, and Comerica Bank, as Co-Agent. (Incorporated by reference to Exhibit 4.20 to Pulte Homes, Inc.’s Registration Statement on Form S-4, Registration No. 333-70786).
4.20	Intercreditor and Subordination Agreement dated as of July 31, 2001, among Asset Seven Corp., each subsidiary of Pulte Homes, Inc. that from time to time executes an Intercreditor Joinder Agreement, Bank of America, N.A., as Administrative Agent for the Five Year Lenders, Citicorp Real Estate, Inc., as Administrative Agent for the Bridge Lenders, and Bank One Trust Company, National Association, as Trustee for the Noteholders. (Incorporated by reference to Exhibit 4.21 to Pulte Homes, Inc.’s Registration Statement on Form S-4, Registration No. 333-70786).
4.21	Form of Letter of Representations. (Incorporated by reference to Exhibit 4.22 to Pulte Homes, Inc.’s Registration Statement on Form S-4, Registration No. 333- 70786).
4.22	Registration Rights Agreement dated August 6, 2001 among Pulte Homes, Inc. and Salomon Smith Barney, Inc., as the Initial Purchaser Representative. (Incorporated by reference to Exhibit 4.23 to Pulte Homes, Inc.’s Registration Statement on Form S-4, Registration No. 333-70786).
4.23	Registration Rights Agreement dated April 3, 2000 among Pulte Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the Initial Purchaser Representative. (Incorporated by reference to Exhibit 4.17 to Pulte Corporation’s Registration Statement on Form S-4, Registration No. 333-36814).
4.24	Underwriting Agreement dated February 21, 2001 among Pulte Corporation, Banc One Capital Markets, Inc., Banc of America Securities LLC, Merrill Lynch & Co., Comerica Securities, Inc., and SunTrust Equitable Securities Corporation, and the Guarantors named therein. (Incorporated by reference to Exhibit 1.1 to Pulte Corporation’s Current Report on Form 8-K dated February 23, 2001).
4.25	Pricing Agreement dated February 21, 2001 among Pulte Corporation, Banc One Capital Markets, Inc., Banc of America Securities LLC, Merrill Lynch & Co., Comerica Securities, Inc., and SunTrust Equitable Securities Corporation, and the Guarantors named therein. (Incorporated by reference to Exhibit 1.2 to Pulte Corporation’s Current Report on Form 8-K dated February 23, 2001).
4.26**	Declaration of Trust of PH Trust I.
4.27**	Declaration of Trust of PH Trust II.
4.28***	Form of Amended and Restated Declaration of Trust
4.29**	Certificate of Trust of PH Trust I.
4.30**	Certificate of Trust of PH Trust II.
4.31***	Form of Trust Preferred Security (to be included in Exhibit 4.28)
4.32**	Form of Pulte Homes, Inc. Guarantee Agreement.
5.1**	Opinion of Honigman, Miller Schwartz and Cohn
12.1**	Computation of Ratio of Earnings to Fixed Charges
23.1**	Consent of Honigman Miller Schwartz and Cohn (included in Exhibit 5.1 hereto).
23.2****	Consent of Ernst & Young LLP.
24.1	Power of Attorney (included in Pulte Homes, Inc. signature page to the initial filing).

Exhibit No.	Description

24.2****	Power of Attorney.
25.1	Statement of Eligibility of trustee on Form T-1 of Bank One Trust Company, National Association. (Incorporated by reference to Exhibit 25.1 to Pulte Corporation’s Registration Statement on Form S-3, Registration No. 333-54978).

*	Pulte will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement, including any remarketing agreement, relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, common stock, warrants, stock purchase contracts or stock purchase units and (iii) any required opinion of counsel to Pulte as to certain tax matters relative to the securities offered hereby.

**	Filed with initial filing.

***	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

****	Filed herewith.